EXHIBIT 2.1










                            ASSET PURCHASE AGREEMENT

         --------------------------------------------------------------
                                  By and Among
                              OPTIMUM GROUP, INC.,
                          JAMES H. FERGUSON, MICHAEL J.
                          HALLORAN, CHRISTINA M. HEILE,
                         DAVID E. HUDDLESTON, THOMAS E.
                         LACHENMAN, RODERICK S. TAYLOR,
                               THOMAS L. WESSLING,
                            OG ACQUISITION CORP. and
                            INMARK ENTERPRISES, INC.




                          Dated as of December 8, 1997

         ==============================================================





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                                TABLE OF CONTENTS

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                                                                                                               Page
         1.1  Certain Defined Terms...............................................................................2


ARTICLE 2                  PURCHASE AND SALE OF ASSETS...........................................................15

         2.1      Purchase and Sale of Assets....................................................................15
                  (a)      Cash..................................................................................15
                  (b)      Assigned Contracts....................................................................15
                  (c)      Intellectual Property.................................................................16
                  (d)      Name and Goodwill.....................................................................16
                  (e)      Records...............................................................................16
                  (f)      Insurance Policies....................................................................16
                  (g)      Tangible Personal Property and Fixtures...............................................16
                  (h)      Safe Deposit Boxes and Off-Site Storage
                           Facilities............................................................................16
                  (i)      Inventories and Supplies..............................................................16
         2.2      Excluded Assets................................................................................17
                  (a)      Corporate Documents...................................................................17
                  (b)      This Agreement........................................................................17
                  (c)      Shareholder Promissory Notes..........................................................17
         2.3      Assumption of Liabilities......................................................................17
         2.4      Purchase Price.................................................................................18
         2.5      Allocation of Purchase Price...................................................................18
         2.6      Closing........................................................................................19


ARTICLE 3                  REPRESENTATIONS AND WARRANTIES
                           OF SELLER AND THE SHAREHOLDERS........................................................20

         3.1  Organization and Qualification of Seller...........................................................20
         3.2  Authority; Due Execution; Binding Obligation.......................................................20
         3.3  Capital Stock of Seller............................................................................21
         3.4  Subsidiaries and Affiliates........................................................................21
         3.5  Corporate Books and Records........................................................................22
         3.6  No Conflict........................................................................................22
         3.7  Governmental Consents and Approvals................................................................23
         3.8  Financial Information, Books and Records and
                  Operating Data.................................................................................23
         3.9  Title..............................................................................................24
         3.10 Solvency and Payment of Liabilities................................................................25
         3.11 Inventories........................................................................................25
         3.12 Acquired Assets....................................................................................26
         3.13 [INTENTIONALLY DELETED]............................................................................26
         3.14 Conduct in the Ordinary Course; Absence of
                  Certain Changes, Events and Conditions.........................................................26
         3.15 Litigation.........................................................................................30
         3.16 Certain Interests..................................................................................31
         3.17 Compliance with Laws...............................................................................32

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         3.18 Permits and Licenses; Related Matters..............................................................32
         3.19 Material Contracts.................................................................................33
         3.20 Intellectual Property..............................................................................35
         3.21 Real Property......................................................................................37
         3.22 Tangible Personal Property.........................................................................39
         3.23 Purchased Assets...................................................................................40
         3.24 Customers..........................................................................................41
         3.25 Suppliers..........................................................................................41
         3.26 Employee Benefit Matters...........................................................................42
                  (a) Plans and Material Documents...............................................................42
                  (b) Americans With Disability Act..............................................................45
                  (c) WARN Act...................................................................................45
         3.27 Labor Matters......................................................................................45
         3.28 Employees..........................................................................................46
         3.29 Taxes..............................................................................................47
         3.30 Insurance..........................................................................................48
         3.31 Brokers............................................................................................49
         3.32 Full Disclosure....................................................................................50


ARTICLE 4                  REPRESENTATIONS AND WARRANTIES
                           OF PURCHASER AND INMARK...............................................................50

         4.1  Organization of Purchaser and Inmark...............................................................50
         4.2  Authority; Due Execution; Binding Obligation. .....................................................50
         4.3  No Conflict........................................................................................51
         4.4  Capital Stock of Inmark............................................................................52
         4.5  SEC Reports........................................................................................53
         4.6  Solvency and Payment of Liabilities................................................................54
         4.7  Customers..........................................................................................54
         4.8  Conduct in the Ordinary Course; Absence of
                  Certain Changes, Events and Conditions.........................................................54
         4.9  Compliance with Laws...............................................................................54
         4.10 Taxes..............................................................................................55
         4.11 Governmental Consents and Approvals................................................................55
         4.12 Litigation.........................................................................................55
         4.13 Brokers............................................................................................56
         4.14 Full Disclosure....................................................................................56


ARTICLE 5                  COVENANTS PRIOR TO CLOSING............................................................57

         5.1  Regulatory and Other Authorizations; Notices and
                  Consents.......................................................................................57
         5.2  Notice of Developments.............................................................................57
         5.3  Board of Directors.................................................................................58
         5.4      Access to Information..........................................................................59
         5.5  Creation of Audited Financial Statements...........................................................60
         5.6  Further Action.....................................................................................60
         5.7      Preservation of Business.......................................................................60
                  (a)      Affirmative Covenants Regarding Operations............................................60
                  (b)      Negative Covenants Regarding Operations...............................................61

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         5.8      Maintenance of Insurance.......................................................................65
         5.9      Failure to Obtain Consents and Approvals.......................................................66
         5.10     Headquarters Lease.............................................................................66
         5.11 No Shop............................................................................................66
         5.12 Financing..........................................................................................67
         5.13 Investment Representation Letter...................................................................68
         5.14 Escrow Agreement...................................................................................68


ARTICLE 6                  CONDITIONS TO CLOSING.................................................................68

         6.1  Conditions to Obligations of Purchaser and Inmark..................................................68
                  (a)  General...................................................................................68
                           (i)        Representations, Warranties and
                                      Covenants..................................................................69
                           (ii)       Audited Financial Statements...............................................69
                           (iii)  Consents.......................................................................69
                           (iv)       No Material Adverse Effect to Seller.......................................69
                           (v)        Deliveries.................................................................70
                           (vi)       Encumbrances...............................................................70
                           (vii)  No Proceeding or Litigation....................................................70
                           (viii) Insurance......................................................................70
                           (ix)       Permits....................................................................71
                           (x)        Filings....................................................................71
                           (xi)       Employees..................................................................71
                  (b)      Financing.............................................................................71
         6.2  Conditions to Obligations of Seller and the
                  Shareholders...................................................................................71
                  (a)      Representations, Warranties and Covenants.............................................72
                  (b)      No Material Adverse Effect to Inmark..................................................72
                  (c)      Repayment of Seller's Loans...........................................................72
                  (d)      Deliveries............................................................................72
                  (e)      No Proceeding or Litigation...........................................................72
                  (f)      Filings...............................................................................73
                  (g)      Employees. ...........................................................................73


ARTICLE 7                  DELIVERIES............................................................................73

         7.1  Seller's and Shareholders' Deliveries..............................................................73
                  (a)      Bill of Sale and Assignment...........................................................73
                  (b)      Assignment and Assumption Agreement...................................................74
                  (c)      Assignment of Trademark...............................................................74
                  (d)  Organizational Documents..................................................................74
                  (e)      Corporate and Stockholder Authorization...............................................74
                  (f)  Good Standing; Qualification to Do Business...............................................75
                  (g)      Consents and Approvals................................................................75
                  (h)      Bring-Down Certificate................................................................75
                  (i)      Encumbrance Release...................................................................75
                  (j)      Customers.............................................................................75
                  (k)      Legal Opinion.........................................................................75
                  (l)      Change of Name........................................................................76

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                  (m)      Employment Agreements.................................................................76
                  (n)      Headquarters Lease....................................................................76
                  (o)      Investment Representation Letters.....................................................76
                  (p)      Escrow Agreement......................................................................76
                  (q)      Business Documents....................................................................76
                  (r)      Miscellaneous.........................................................................76
         7.2      Purchaser's Deliveries.........................................................................77
                  (a)      Cash Payment..........................................................................77
                  (b)      Inmark Common Stock...................................................................77
                  (c)      Subordinated Notes....................................................................77
                  (d)      Assignment and Assumption Agreement...................................................77
                  (e)      Organizational Documents..............................................................77
                  (f)      Corporate Authorization...............................................................78
                  (g)      Good Standing Certificate.............................................................78
                  (h)      Consents and Approvals................................................................78
                  (i)      Bring-Down Certificate................................................................78
                  (j)      Legal Opinion.........................................................................79
                  (k)      Employment Agreements.................................................................79
                  (l)      Headquarters Lease....................................................................79
                  (m)      Escrow Agreement......................................................................79
                  (n)      Miscellaneous.........................................................................79
         7.3      Inmark's Deliveries............................................................................79
                  (a)      Organizational Documents..............................................................79
                  (b)      Corporate Authorization...............................................................80
                  (c)      Good Standing Certificate.............................................................80
                  (d)      Consents and Approvals................................................................80
                  (e)      Bring-Down Certificate................................................................80
                  (f)      Legal Opinion.........................................................................81
                  (g)      Escrow Agreement......................................................................81
                  (h)      Miscellaneous.........................................................................81


ARTICLE 8                  TERMINATION AND WAIVER................................................................81

         8.1  Termination........................................................................................81
         8.2  Effect of Termination..............................................................................83
         8.3  Waiver.............................................................................................83


ARTICLE 9                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                           INDEMNIFICATION.......................................................................84

         9.1  Survival of Representations, Warranties
                  and Agreements.................................................................................84
         9.2  Indemnification by Seller and the Shareholders.....................................................85
         9.3      Procedure for Certain Indemnification..........................................................86
         9.4  Limitation on Liability............................................................................87
         9.5  Offset.............................................................................................87
ARTICLE 10                 COVENANTS SUBSEQUENT TO CLOSING.......................................................87

         10.1      Further Assurances............................................................................87
         10.2  Change of Name....................................................................................88
         10.3  Records...........................................................................................88

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         10.4  Tax Reporting.....................................................................................88
         10.5      Employee Benefit Plans........................................................................89
                   (a)     Continuation of Plans.................................................................89
                   (b)     Continuation of Coverage..............................................................90
         10.6  Non-Competition; Trade Secrets....................................................................91
         10.7  Gains, Transfer and Sales Taxes...................................................................93
         10.8  Benefit Plans and Severance Payments..............................................................93
         10.9  Board Representation..............................................................................93
         10.10 Vertical Network Systems, Inc.....................................................................94
         10.11 Parking Lot Lease.................................................................................95


ARTICLE 11                 INMARK COMMON STOCK...................................................................96

         11.1  Representations and Warranties of Seller and
                   the Shareholders..............................................................................96
         11.2  Registration under the Securities Act of 1933.....................................................97
                   (a) Registration Rights.......................................................................97
                   (b) Inmark's Obligations in Registration......................................................99
                   (c) Information From Seller and Seller's
                           Designees........................................................................... 100
                   (d)     Indemnification by Purchaser and Inmark............................................. 100
                   (e) Indemnification by Seller and Seller's
                           Designees........................................................................... 101
         11.3  Inmark Shares Lock-Up Agreement..................................................................102


ARTICLE 12                 GENERAL PROVISIONS...................................................................103

         12.1  Expenses.........................................................................................103
         12.2  Notices..........................................................................................103
         12.3  Public Announcements.............................................................................105
         12.4  Headings.........................................................................................106
         12.5  Severability.....................................................................................106
         12.6  Entire Agreement.................................................................................106
         12.7  Assignment.......................................................................................107
         12.8  No Third Party Beneficiaries.....................................................................107
         12.9  Amendment or Termination.........................................................................107
         12.10 Remedies.........................................................................................107
         12.11 Governing Law....................................................................................108
         12.12 Counterparts.....................................................................................109


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EXHIBITS

A - Form of Subordinated Notes B - Form of Headquarters Lease C - Form of Bill of Sale and Assignment
D - Form of Assignment and Assumption Agreement
E - Form of Assignment of Trademark
F - Form of Legal Opinion of Wood & Lamping
G - Form of Employment Agreements
H - Form of Investment Representation Letter
I - Form of Legal Opinion of Kronish, Lieb, Weiner & Hellman LLP
J - Form of Escrow Agreement

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         ASSET PURCHASE AGREEMENT, dated as of December 8, 1997, by and among
OPTIMUM GROUP, INC., an Ohio corporation ("Seller"), JAMES H. FERGUSON, an individual residing at 8725 Tiburon Drive, Cincinnati, Ohio 45249 (a "Shareholder"), MICHAEL J. HALLORAN, an individual residing at 6867 Stonington Road, Cincinnati, Ohio 45230 (a "Shareholder"), CHRISTINA M. HEILE, an individual residing at 24105 St. Rt. 1 Guilford, Indiana 47022 (a "Shareholder"), DAVID E. HUDDLESTON, an individual residing at 135 Garfield Place #422, Cincinnati, Ohio 45202 (a "Shareholder"), THOMAS E. LACHENMAN, an individual residing at 7788 White Road, Rising Sun, Indiana 47040 ("Lachenman" or a "Shareholder"), RODERICK S. TAYLOR, an individual residing at 7711 Coldstream Woods Drive, Cincinnati, Ohio 45255 (a "Shareholder"), THOMAS L. WESSLING, an individual residing at 1509 Charleston Lane, Loveland, Ohio 45140 (a "Shareholder"), OG ACQUISITION CORP., an Ohio corporation ("Purchaser"), and INMARK ENTERPRISES, INC., a Delaware corporation ("Inmark").


                                W I T N E S S E T H :

         WHEREAS, Seller owns and operates the sales promotion and marketing services business described in Section 1.1 hereof (the "Business); and

         WHEREAS, Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of Seller's right, title and interest in and to all of the tangible and intangible assets of Seller relating to the Business, or used or held for use in connection with the Business, all as set forth more fully below; and

         WHEREAS, the Shareholders are entering into this Agreement to induce Purchaser to acquire the Business;


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         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Agreement" or "this Agreement" means this Asset Purchase Agreement, dated as of December 8, 1997, by and among Seller, the Shareholders, Purchaser and Inmark (including the Exhibits and Schedules hereto) and all amendments hereto made in accordance with the provisions of Section 12.9.

                  "Assigned Contracts" has the meaning set forth in
Section 2.1(b).

                  "Assumed Liabilities" has the meaning specified in
Section 2.3.

                  "Audited Financial Statements" has the meaning specified in Section 5.5.

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                  "Business" means the business of providing sales promotion and marketing services presently being conducted by Seller and all other business which has been conducted by Seller at any time since January 1, 1994.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended through the date hereof.

                  "Closing" has the meaning specified in Section 2.6.

                  "Closing Date" has the meaning specified in
Section 2.6.

                  "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

                  "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Damages" has the meaning specified in Section 9.2.


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                  "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Environment" means surface waters, groundwaters, soil, subsurface strata and ambient air.

                  "Environmental Law" means any Law, now or hereinafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the Environment, health, safety or Hazardous Materials, including without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 6901 et seq.; the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq.; the Atomic Energy Act, 42 U.S.C. ss.ss. 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.ss. 301 et seq.

                  "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means an organization which is a member of a controlled group of organizations within the meaning

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of Sections 414(b), (c), (m) or (o) of the Code which includes the Seller.

                  "Escrow Agent" means Kronish, Lieb, Weiner & Hellman LLP, as escrow agent, under the Escrow Agreement.

                  "Escrow Agreement" means an escrow agreement, dated as of the Closing Date, by and among Seller, the Shareholders, Purchaser, Inmark and the Escrow Agent in the form attached hereto as Exhibit J.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" has the meaning specified in
Section 2.2.

                  "Financial Statements" has the meaning specified in
Section 3.8(a).

                  "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Group Plans" has the meaning specified in Section
3.26.

                  "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that

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contains polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

                  "Headquarters Lease" means that certain Lease Agreement, dated as of January 1, 1991, by and between Lachenman and Chere Lachenman, as landlord, succeeded to by Lachenman, and Seller, as tenant, for premises located at 9745 Mangham Drive, Cincinnati, Ohio 45215-2350.

                  "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its

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voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Inmark" has the meaning specified in the preamble to this Agreement.

                  "Inmark Common Stock" means the common stock of Inmark, par value $.001 per share.

                  "Inmark Shares" means the shares of Inmark Common Stock to be issued and delivered to Seller at Closing.

                  "Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of

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potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the trademark offices of the states and territories of the United States of America, and the trademark offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (g) computer software including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (h) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (i) whether or not confidential, technology (including know-how and show- how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works,

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



financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (l) all rights to sue or recover and retain damages and costs and attorneys fees for present and past infringement of any of the foregoing.

                  "Interim Financial Statements" has the meaning specified in Section 3.8(a).

                  "Inventories" means all inventory, merchandise, finished goods, and raw materials, packaging, supplies and other personal property maintained, held or stored by or for Seller as of the Closing Date for sale in the Business and any prepaid deposits for any of the same.

                  "IRS" means the Internal Revenue Service of the United
States.

                  "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

                  "Liabilities" means any and all Indebtedness, debts, liabilities, obligations, claims, expenses, Taxes, contracts, accounts payable or commitments of any kind, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.


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                  "Licensed Intellectual Property" means all Intellectual
Property licensed or sublicensed to Seller from a third party and used in connection with the Business.

                  "Material Adverse Effect to Inmark" means any material adverse effect on the prospects, results of operations or the condition (financial or otherwise) of Inmark.

                  "Material Adverse Effect to Seller" means any circumstance, change in, or effect on the Business or the Purchased Assets that, individually or in the aggregate with any other circumstances, changes or effects on the Business or the Purchased Assets, (a) is, or could reasonably foreseeably be, materially adverse to Seller, the Business or the Purchased Assets or the prospects, results of operations or the condition (financial or otherwise) of Seller, the Business or the Purchased Assets or (b) adversely affects the ability of Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by Seller; provided, however, that loss of customers or decline of customers' orders shall not be deemed a Material Adverse Effect to Seller except to the extent that the representations and warranties contained in Section 3.24 hereof are breached and except for the rights of Purchaser to terminate this Agreement pursuant to Section 8.1(c) hereof.

                  "Material Contracts" has the meaning specified in
Section 3.19(a).

                  "Owned Intellectual Property" means all Intellectual Property in and to which Seller holds, or has a right to hold, right, title and interest and used, or held for use, in connection with the Business.


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                  "Parking Lot Lease" shall mean that certain Lease with Option to Purchase, dated on or about January 28, 1997, between Thomas and Jerlene Gibson, as landlord, and Lachenman, as tenant, for three parcels located in Sycamore Township, Hamilton County, Ohio.

                  "Permits" has the meaning specified in Section 3.18(a).

                  "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of the amount accrued therefor on the balance sheet included in the Interim Financial Statements; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Purchase Price"  has the meaning specified in
Section 2.4.

                  "Purchased Assets" has the meaning specified in
Section 2.1.


                  "Purchaser" has the meaning specified in the preamble to this Agreement.

                  "Purchaser Indemnitee" has the meaning specified in
Section 9.2.

                  "Purchaser's Accountants" means KPMG Peat Marwick LLP.

                  "Real Property" means the real property leased by Seller as tenant, and used in connection with the Business, together with, (i) to the extent leased by Seller all buildings and other structures, facilities or improvements currently or hereafter located thereon, (ii) all fixtures, systems, equipment and items of personal property of Seller attached or appurtenant thereto and used in connection with the Business, and (iii) all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Regulations" means the Treasury Regulations (including proposed or Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                  "Related Documents" means the agreements and other instruments and documents to be executed by Seller, the

Shareholders, Purchaser and/or Inmark in connection with or pursuant to this Agreement.

                  "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" has the meaning specified in the preamble to this Agreement.

                  "Seller Plans" has the meaning specified in Section
3.26.

                  "Seller's Loans" means the outstanding balance, as set forth on the Interim Financial Statements (as such amounts may decrease from time to time after the date of the Interim Financial Statements in conformance with the terms of agreements governing such Seller's Loans) under (a) that certain Term WCMA Loan and Security Agreement No. 95093340201, dated September 18, 1995, by and between Seller and Merrill Lynch Business Financial Services, Inc., in the original principal amount of $1,100,000, (b) that certain Simple Interest Note and Security Agreement, dated as of June 15, 1994, by Seller in favor of The Fifth Third Bank ("Fifth Third") in the original principal amount of $300,048,
(c) that certain Term Note, dated as of December 5, 1996, by Seller in favor of Fifth Third in the original principal amount of $170,795, and (d) that certain Term Note, dated as of June 26, 1997, by and between Seller and Fifth Third in the original principal amount of $21,495.

                  "Shareholder" has the meaning specified in the preamble to this Agreement and the term "Shareholders" means all seven Shareholders.

                  "Subordinated Notes" means 9% subordinated promissory notes payable by Purchaser to Seller substantially in the form attached as Exhibit A.

                  "Tangible Personal Property" means machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property used in the Business or owned or leased by Seller for use in the Business.

                  "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

                  "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect during the relevant period and applied consistently throughout the periods involved.

                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS


                  2.1 Purchase and Sale of Assets. Subject to the terms and conditions hereof, on the Closing Date, Seller shall (and the Shareholders shall cause Seller to) assign, transfer, sell, convey and deliver to Purchaser, and Purchaser shall acquire from Seller, free and clear of all Encumbrances except those listed on Schedule 3.9 hereto, all of Seller's right, title and interest in and to the properties, assets and rights comprising or used in the Business, other than the Excluded Assets (collectively, the "Purchased Assets"), including, without limitation:

                           (a)      Cash.  All investment securities, cash on
hand or in transit and in bank accounts, and cash equivalents of Seller.

                           (b)      Assigned Contracts.  All leases for real and
personal property (other than the Headquarters Lease), employee contracts, customer contracts, franchise agreements, technology, license and know-how agreements, all subject to the rights of the other parties in and to such leases, contracts and agreements and, to the extent permitted by applicable law and the terms of the instruments involved, all rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificate of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, practice or authorization relating to the Business including, without limitation, those listed on Schedule 2.1(b) hereto (all of which contracts, orders, agreements, permits and leases are hereinafter collectively referred to as the "Assigned Contracts").

                           (c)      Intellectual Property.  All Owned
Intellectual Property and all Licensed Intellectual Property, including, without limitation, that listed on Schedule 2.1(c) hereto.

                           (d)      Name and Goodwill.  The name "Optimum Group,
Inc." and all goodwill associated therewith or with the Business.

                           (e)      Records.  All books, records and files or
other documentation relating to the Purchased Assets or the Business (other than as set forth in Section 2.2(a)), including without limitation, all (i) sales promotion materials, (ii) client lists and telephone numbers with respect to past, present or prospective clients and customers of the Business and related sales and credit records, (iii) inventory, maintenance and asset history records, and (iv) employee lists and telephone numbers used in the Business.

                           (f)      Insurance Policies.  All insurance policies
relating to the Purchased Assets and the Business.

                           (g)      Tangible Personal Property and Fixtures. All
Tangible Personal Property (including Seller's telephone system and number), leasehold improvements and other fixed assets used in the Business, including, without limitation, the assets listed and described on Schedule 2.1(g) hereto.

                           (h)      Safe Deposit Boxes and Off-Site Storage
Facilities. All safe deposit boxes and off-site storage facilities used in the Business, including, without limitation, those listed on Schedule 2.1(h) hereto.

                           (i)      Inventories and Supplies.  All Inventories,
and all packaging, office and other supplies, and other personal property owned by Seller and used in the Business, wherever located.

                  2.2 Excluded Assets. The Purchased Assets shall exclude, and Seller shall retain all of its right, title and interest in and to all of, and shall not transfer to Purchaser, only the following (the "Excluded Assets"):

                           (a)      Corporate Documents.  Any interest in and to
the capital stock of Seller and all minute books, stock books, income tax records, and similar corporate records of Seller.

                           (b)      This Agreement.  All rights of Seller under
this Agreement or any Related Documents to which Seller is a party.

                           (c)      Shareholder Promissory Notes.  All rights of
Seller to any promissory notes (i) which are payable to Lachenman and made by any Shareholder, (ii) which Lachenman has already contributed or will contribute to the capital of Seller prior to the Closing, and (iii) for which Seller has not paid and will not pay any consideration to Lachenman prior to the Closing.

                  2.3 Assumption of Liabilities. At the Closing and upon and subject to the terms, conditions, representations and warranties contained herein, Purchaser shall assume and agree to pay, perform and discharge when due only those Liabilities of Seller relating to the Business which are disclosed on
Schedule 2.3 hereto (the "Assumed Liabilities") and no other Liabilities of Seller or any Shareholder. Without limiting the generality of the foregoing, Purchaser shall not assume any liability of Seller or any Shareholder, now existing or hereafter arising, for Taxes except to the extent set forth on
Schedule 2.3 hereto, and the term "Assumed Liabilities" shall not include any of the same.

                  2.4 Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be (i) $8,825,000 in cash, (ii) Subordinated Notes in the principal amount of $2,500,000, (iii) 565,385 newly and validly issued, fully paid and nonassessable Inmark Shares, (iv) Purchaser's assumption of the Assumed Liabilities, and (v) Purchaser's repayment of Seller's Loans. The Purchase Price and the amount of cash payable at the Closing pursuant to this
Section 2.4 shall be subject to reduction in an amount equal to the sum of one-time bonuses paid to employees of Purchaser, other than the Shareholders, between the date of this Agreement and the Closing Date, which shall not exceed in the aggregate $250,000. The Subordinated Notes and the Inmark Shares (except for 65,385 of the Inmark Shares) shall be held in escrow by the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement.

                  2.5 Allocation of Purchase Price. Purchaser and Seller agree
(i) the Purchase Price shall be allocated among the Purchased Assets in the manner required by Treasury Regulation Section 1.1060-1T(d) on IRS Form 8594 (Asset Acquisition Statement Under Section 1060) based on the respective fair market values as of the Closing Date of the assets set forth therein to be included as Class I, II, III and IV assets; (ii) the fair market value of the Purchased Assets set forth on IRS Form 8594, unless otherwise subjected to an independent appraisal, (x) with respect to the Purchased Assets that are reflected on the books of Seller (the "Book Assets"), shall be the net book value of such assets as of the Closing Date as determined on application of U.S. GAAP for presentation on Seller's balance sheet, (y) with respect to the Purchased Assets that are not Book Assets (the "Non-Book Assets") shall, in the aggregate, be the excess of the Purchase Price of all the Purchased Assets less the portion of the Purchase Price allocated to the Book Assets, and (z) with respect to the individual Non-Book Assets, shall be based on a reasonable allocation of the portion of the Purchase Price that is allocated to Non-Book Assets; (iii) the allocation set forth on IRS Form 8594 shall be binding on Purchaser and Seller for all federal, state and local tax purposes and Purchaser and Seller shall file consistent IRS Forms 8594 with their respective federal income tax returns; (iv) Purchaser shall prepare its IRS Form 8594 and provide Seller with a copy so as to enable Seller to prepare its IRS Form 8594 on a basis consistent with that of Purchaser; and (v) Seller will assist Purchaser and provide Purchaser with any information necessary for the completion of IRS Form 8594.

                  2.6 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions provided for herein (the "Closing") shall take place at the offices of Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036-7798, at 10:00 A.M. local time on the later to occur of (i) February 26, 1998 or (ii) the third business day following the satisfaction or waiver of all of the conditions specified in
Section 6.1, or on such later date and other time and place as may be mutually agreed upon by the parties hereto (the "Closing Date"), to be effective as of 12:01 A.M. local time on the Closing Date.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                         OF SELLER AND THE SHAREHOLDERS

                           Seller and the Shareholders jointly and severally
represent and warrant to Purchaser and Inmark as follows:

                  3.1 Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio. Seller has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business makes such licensing or qualification necessary, except jurisdictions where such failure to qualify will either result in a penalty of less than $1,000, can be cured at a cost of less than $1,000 or will result in no liability to Purchaser. Each jurisdiction in which Seller is qualified to do business as a foreign corporation is listed on Schedule 3.1 hereto. True and correct copies of the Articles of Incorporation and Code of Regulations of Seller, each as in effect on the date hereof, have been delivered by Seller to Purchaser.

                  3.2 Authority; Due Execution; Binding Obligation. (a) Seller has all necessary power and authority to execute and deliver this Agreement and the Related Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Documents by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller.

                           (b)  Each Shareholder has full legal capacity to
execute and deliver this Agreement and the Related Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                           (c)  This Agreement has been duly executed and
delivered by Seller and the Shareholders. Assuming due authorization, execution and delivery by Purchaser and Inmark of this Agreement, this Agreement constitutes a legal, valid and binding obligation of Seller and each Shareholder enforceable against Seller and each Shareholder in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  3.3 Capital Stock of Seller. All of the issued and outstanding shares of capital stock of Seller are owned of record and beneficially by the Shareholders as set forth on Schedule 3.3. None of the issued and outstanding shares of capital stock of Seller was issued in violation of any preemptive rights.

                  3.4 Subsidiaries and Affiliates. There are no corporations, limited liability companies, partnerships, joint ventures, associations or other entities in which Seller owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Except as set forth on Schedule 3.4 hereto and except for the Shareholders' interests in Seller and Lachenman's interest as landlord under the Headquarters Lease, neither Seller nor any

Shareholder is a member or participant in or Affiliate of any corporation, limited liability company, partnership, joint venture or similar arrangement which is involved in the conduct of the Business.

                  3.5 Corporate Books and Records. The minute books of Seller contain accurate records of all meetings and accurately reflect all proceedings of the stockholders, Boards of Directors and all committees of the Boards of Directors of Seller. Complete and accurate copies of all such minute books and of the stock register of Seller have been provided by Seller to the Purchaser.

                  3.6 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.7 have been obtained and all filings and notifications listed on Schedule 3.7 have been made, except as may result from any facts or circumstances relating solely to Purchaser or Inmark, the execution, delivery and performance of this Agreement and the Related Documents by Seller and the Shareholders do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or Code of Regulations (or similar organizational documents) of Seller, (b) except as set forth on Schedule 3.6 hereto, conflict with or violate (or cause an event which could have a Material Adverse Effect to Seller as a result thereof) any Law or Governmental Order applicable to Seller or any Shareholder or any of their respective assets, properties or businesses, including, without limitation, the Business or (c) except as set forth on
Schedule 3.6 hereto conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Seller pursuant to, (i) any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Seller is a party or by which any of such assets or properties is bound or affected or (ii) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Seller, any Shareholder or the Business.

                  3.7 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Related Documents by Seller and the Shareholders do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except as described on Schedule 3.7.

                  3.8 Financial Information, Books and Records and Operating Data. (a) Seller has delivered to Purchaser true and complete copies of (i) the unaudited balance sheet of the Business for each of the three fiscal years ended as of December 31, 1994, December 31, 1995 and December 31, 1996, and the related unaudited statements of income of the Business for the years then ended (collectively referred to herein as the "Financial Statements"), and (ii) the unaudited balance sheet of the Business as of September 30, 1997, and the related statement of income of the Business for the nine-month period then ended (collectively referred to herein as the "Interim Financial Statements"). The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Business, (ii) accurately reflect the values of the assets, Liabilities, financial condition and results of operation of the Business as of the dates thereof for the periods covered thereby, (iii) have been prepared on a basis consistent with the past practices of the Business and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Business and the results of the operations of the Business as of the dates thereof or for the periods covered thereby.

                           (b)      Seller has delivered to Purchaser true and
complete copies of Seller's federal and state income tax returns for each of the years ended December 31, 1994, December 31, 1995 and December 31, 1996.

                           (c)      The books of account and other financial
records of the Business: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein on a basis consistent with the past practices of the Business, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

                           (d)      There are no Liabilities of Seller, or
existing conditions which could reasonably be expected to result in Liabilities of Seller, other than as (i) reflected or reserved against on the Interim Financial Statements or (ii) disclosed on Schedule 3.8.

                  3.9 Title. Except as otherwise identified on Schedule 3.9, Seller has, and pursuant to this Agreement will convey, sell, transfer, assign and deliver to Purchaser, good, valid, marketable, legal and beneficial title to all of the Purchased Assets, free and clear of all Encumbrances except for the Encumbrances set forth on Schedule 3.9. Except as set forth on Schedule 3.9, there are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person or entity other than Purchaser to acquire any interest in all, or any part of, the Purchased Assets. All

Seller's leasehold or other executory interests in and to the Purchased Assets are fully and freely assignable, except as set forth on Schedule 3.9.

                  3.10 Solvency and Payment of Liabilities. Seller is not on the date hereof, nor will it be on the Closing Date, either as a result of the transactions contemplated by this Agreement or otherwise, insolvent, as such term is defined in the Title 11 Bankruptcy of the United States Code or any Ohio statute relating to insolvency; the sum of its debts is not greater than all of its property on the date hereof nor will it be on the Closing Date either as a result of the transactions contemplated hereby or otherwise; and it is on the date hereof, and will be after the Closing Date, able to pay its debts as they mature.

                  3.11 Inventories. (a) Subject to amounts reserved therefor on the balance sheet included in the Interim Financial Statements, the values at which all Inventories are carried on the balance sheet included in the Interim Financial Statements reflect the historical inventory valuation policy of the Business of stating such Inventories at the lower of cost (determined on the last-in, first-out method) or market value. Except as set forth on Schedule 3.11, Seller has good and marketable title to the Inventories free and clear of all Encumbrances. The Inventories do not consist of, in any material amount, items that are obsolete or damaged.

                           (b)  The Inventories are in good and merchantable
condition in all material respects and are suitable and usable for the purposes for which they are intended.

                  3.12 Acquired Assets. Except as disclosed on Schedule 3.12, each asset of the Business (including, without limitation, the benefit of any licenses, leases or other agreements or arrangements) acquired since the date of the Interim Financial

Statements has been acquired for consideration not less than the fair market value of such asset at the date of such acquisition.

                  3.13  [INTENTIONALLY DELETED]

                  3.14 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Except as disclosed on the Financial Statements, the Interim Financial Statements or Schedule 3.14, the Business has been conducted in the ordinary course and consistent with past practice during the periods covered by such Financial Statements and Interim Financial Statements. Except as disclosed Schedule 3.14, on or after October 1, 1997, Seller has not, except in the ordinary course of business, in connection with the Business:

                           (i) permitted or allowed any of the assets or
                  properties (whether tangible or intangible) of the Business to be subjected to any Encumbrance, which has not been released prior to the date hereof, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing Date;

                           (ii) discharged or otherwise obtained the release of
                  any Encumbrance or paid or otherwise discharged any Liability other than current liabilities reflected on the balance sheet included in the Interim Financial Statements and current liabilities incurred in the ordinary course of the Business consistent with past practice since the date of the Interim Financial Statements;

                           (iii) failed to pay any creditor any amount owed to
                  such creditor when due;

                           (iv) made any material changes in the customary
                  methods of operations of the Business, including, without limitation, practices and policies relating to marketing, selling, pricing, purchasing, Inventories, manufacturing or performance of any obligations Seller may have to clients or customers;

                           (v) merged with, entered into a consolidation with or
                  acquired any interest in any Person or acquired any operating assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of the Business consistent with past practice;

                           (vi) made, in connection with the Business, any
                  capital expenditure or commitment for any capital expenditure in excess of $25,000 individually or $50,000 in the aggregate;

                           (vii) issued, in connection with the Business, any
                  sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $25,000 individually or $50,000 in the aggregate;

                           (viii) sold, transferred, leased, subleased, licensed
                  or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the sale of Inventories in the ordinary course of the Business consistent with past practice;

                           (ix) except for the transactions contemplated hereby,
                  entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person) in connection with or relating to the Business;

                           (x) except as contemplated by Section 5.7(b)(xvii)
                  hereof, (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Seller to any of its employees in connection with or relating to the Business, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except
                  (i) as required by Law or any collective bargaining agreement,
                  (ii) for the increases set forth on Schedule 3.14(x), which in no event shall be effective prior to January 1, 1998, or (iii) for employees other than those listed on Schedule 3.14(x), for increases in wages or salaries in the ordinary course of business, in a manner consistent with the past practices of the Business and not in excess of 5% in the aggregate of the aggregate annual wages and salaries of such employees;

                           (xi) amended, terminated, cancelled or compromised
                  any material claims of Seller relating to the Business;

                           (xii) made any change in any method of accounting or accounting practice or policy used by Seller relating to the Business, other than such changes required by U.S. GAAP;

                           (xiii) failed to maintain the Purchased Assets in
                  accordance with good business practice and in good operating condition and repair, ordinary wear and tear excepted;

                           (xiv) allowed any Permit or Environmental Permit that
                  was issued or relates to the Business to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy issued or relating to the Business that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

                           (xv) amended, modified or consented to the
                  termination of any Material Contract or Seller's rights thereunder;

                           (xvi) failed to comply with the Workers Adjustment
                  and Retraining Notification Act or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)(4)-3(e)(4)(iii) of the Regulations or announced or planned any such action or program for the future, in connection with the Business;

                           (xvii) disclosed any secret or confidential
                  Intellectual Property relating to the Business (except by way of issuance of a patent) or permitted to lapse or go abandoned any Intellectual Property relating to the Business (or any registration or grant thereof or any application relating thereto) to which, or under which, Seller has any right, title, interest or license;

                           (xviii) suffered any casualty loss or damage with
                  respect to any of the Purchased Assets which in the aggregate have a replacement cost of more than

                  $100,000, whether or not such loss or damage shall have been covered by insurance;

                           (xix) suffered any Material Adverse Effect to Seller;
                  or

                           (xx) agreed, whether in writing or otherwise, to take
                  any of the actions specified in this Section 3.14 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.14, except as expressly contemplated by this Agreement.

                  3.15 Litigation. Except as set forth on Schedule 3.15 (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against Seller, or affecting any of the Purchased Assets or the Business, pending or, to the best knowledge of Seller and the Shareholders after due inquiry, threatened. Except as set forth on Schedule 3.15, there are no Actions against any Shareholder relating to the Purchased Assets or the Business pending, or to the best knowledge of Sellers and the Shareholders after due inquiry, threatened. To the best knowledge of Seller and the Shareholders after due inquiry there are no facts or circumstances that may give rise to any of the foregoing. None of the matters disclosed on Schedule 3.15 will have or has had a Material Adverse Effect to Seller or could affect the legality, validity or enforceability of this Agreement or the Related Documents or the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 3.15, none of Seller, the Shareholders, the Business or any of the Purchased Assets is subject to any Governmental Order (nor, to the best knowledge of

Seller and the Shareholders after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect to Seller.

                  3.16 Certain Interests. (a) Except as disclosed on Schedule 3.16(a), no Shareholder or officer or director of Seller, no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such Shareholder or officer or director, and no Affiliate of any such person:

                           (i) has any direct or indirect financial interest in
                  any competitor, supplier or customer of the Business; provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer and which are listed on any national securities exchange or traded actively in the over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                           (ii) except for Lachenman's interest as landlord
                  under the Headquarters Lease, owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which Seller uses in the conduct of the Business or otherwise; or

                           (iii) has outstanding any Indebtedness to Seller
                  relating to the Business.

                           (b)  Except as disclosed on Schedule 3.16(b) and
except for obligations to make current salary and expense reimbursement payments, Seller has no Liability or other obligation of any nature whatsoever relating to the Business to any Shareholder or to any officer, director or employee of Seller or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any Shareholder or any such officer, director or employee.

                  3.17 Compliance with Laws. Except as set forth on Schedule 3.17, Seller and the Shareholders have conducted and continue to conduct the Business in accordance with Seller's Articles of Incorporation and Code of Regulations and with all Laws and Governmental Orders applicable to Seller, the Shareholders, any of the Purchased Assets or the Business, and neither Seller nor any of the Shareholders is in violation of any such Law or Governmental Order.

                  3.18 Permits and Licenses; Related Matters. Schedule 3.18(a) sets forth a true, complete and correct list of all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "Permits"), including, without limitation, Environmental Permits, which, to the best knowledge of Seller and the Shareholders, are necessary for the current use, occupancy and operation of each Purchased Asset and the conduct of the Business. All such Permits are in full force and effect. The Permits constitute all permits, licenses, franchises, orders, certificates and approvals required for the lawful operation of the Purchased Assets and the Business. To the best knowledge of Seller and the Shareholders, there is no existing practice, action or activity of Seller and no existing condition of the Purchased Assets or the Business which will give rise to any civil or criminal Liability under, or violate or prevent compliance with, any health or occupational safety or other applicable Law. Seller has not received any notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Law. Seller is in all respects in compliance with the Permits and the requirements of the Permits. Schedule 3.18(b) identifies all Permits that are nontransferable or which will require the consent of any Governmental Authority in the event of the consummation of the transactions contemplated by this Agreement.

                  3.19 Material Contracts. (a) Except for contracts listed on
Schedule 3.19(a), contracts with customers which are reasonably expected to be profitable and contracts, the liability of Seller under which is set forth in full on either the computer listing of all of Seller's unpaid trade payables to its suppliers as of December 5, 1997 or the computer listing as of December 5, 1997 of all goods or services relating to the Business ordered by Seller for which invoices had not been received as of December 5, 1997 (both of which have been delivered by Seller to Purchaser), Seller is not a party to any contract or other arrangement (written or oral) which (i) is not terminable upon not more than 30 days notice by Seller without payment of any penalty or premium or (ii) imposes or may impose on Seller a duty, liability or obligation involving more than $25,000. Seller has, and the Shareholders have caused to be, delivered to the Purchaser, correct and complete copies (or in the case of oral contracts or informal arrangements, summaries thereof) of all of the contracts, and all amendments thereto, listed on Schedule 3.19(a) (such contracts and amendments, "Material Contracts").

                           (b)  Except as disclosed on Schedule 3.19(b), (i)
each Material Contract is valid and binding on the respective parties, is in full force and effect and represents the entire agreement between the parties thereto with respect to the subject matter of the Material Contract and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth on Schedule 3.7 are not obtained and except for the termination of the Headquarters Lease in accordance with Section
5.10 (which shall be terminated without penalty or adverse consequence to Seller), each Material Contract shall continue in full force and effect without penalty or other adverse consequence.

                           (c)  Except as disclosed on Schedule 3.19(c), no
party to any Material Contract is in breach of, or in default under, any Material Contract, nor will the consummation of the transactions contemplated by this Agreement constitute a breach of or default under any Material Contract or otherwise give any party a right to terminate such Material Contract. Seller has not received any notice of termination or cancellation under any Material Contract and no party to any Material Contract has any right of termination or cancellation under such Material Contract except in connection with the default of Seller thereunder.

                           (d)  To the best knowledge of Seller, no event has
occurred that, with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under any Material Contract.

                           (e)  Except as disclosed on Schedule 3.19(e),
there is no contract, agreement or other arrangement granting any Person any rights, adverse or otherwise, under any Material Contract or any preferential right to purchase any of the properties or assets of Seller.

                  3.20 Intellectual Property. (a) Schedule 3.20(a)(i) sets forth a true and complete list and a brief description, including complete identification of each patent and patent application and each registration or application for registration thereof, of all Owned Intellectual Property and
Schedule 3.20(a)(ii) sets forth a true and complete list and a brief description, including a description of any license or sublicense, of all Licensed Intellectual Property. The Owned Intellectual Property and the Licensed Intellectual Property constitute all the Intellectual Property necessary or desirable for the conduct of the Business as currently conducted by Seller. In each case where a registration or patent or application for registration or patent is held by Seller by assignment, the assignment has been duly recorded with the State or national Trademark Office from which the original registration issued or before which the application for registration is pending. The rights of Seller in or to the Owned Intellectual Property and the Licensed Intellectual Property do not conflict with or infringe on the rights of any other Person, and Seller has not received any claim or written notice from any Person, to such effect. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property or the Licensed Intellectual Property. After the consummation of the transactions contemplated hereby, Purchaser shall own or possess adequate licenses or other valid rights to use all the Owned Intellectual Property and the Licensed Intellectual Property to the same extent, and in the same manner, as Seller.

                           (b)  Except as disclosed on Schedule 3.20(b): (i)
all the Owned Intellectual Property is owned by Seller free and clear of any Encumbrance and (ii) no Actions have been made or asserted or are pending (nor, to the best knowledge of Seller, has any such Action been threatened) against Seller either (A) based upon or challenging or seeking to deny or restrict the use by Seller of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by Seller, are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of Seller, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of Seller therein. Except as disclosed in Schedule 3.20(b), Seller has not granted any license or other right to any other Person with respect to the Owned Intellectual Property.

                           (c)  With respect to each of such licenses and
sublicenses listed on Schedule 3.20(a)(ii):

                           (i) Seller has not granted to any other Person any
                  rights, adverse or otherwise, under such license or sublicense;

                           (ii) no Actions have been made or asserted or are
                  pending (nor, to the best knowledge of Seller, has any such Action been threatened) against Seller either (A) based upon or challenging or seeking to deny or restrict the use by Seller of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and

                           (iii) to the best knowledge of Seller, no Person is
                  using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of Seller therein.

                  3.21 Real Property. (a) Seller does not own any real property or any buildings or other structures, facilities or improvements located on any real property. Except as is set forth on Schedule 3.21(a), Seller does not lease any real property or other structures, facilities or improvements located on any real property. The Real Property constitutes all the real property, buildings, structures, facilities, improvements, fixtures, systems, easements, licenses, rights and appurtenances necessary for the conduct of the Business as currently conducted by Seller. For purposes of this Section 3.21 and Sections 3.22 and 3.23, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

                           (b)  Except as described on Schedule 3.21(b) or
Schedule 3.17, there is no violation of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Real Property. Seller is in peaceful and undisturbed possession of each parcel of Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises in the manner in which they are currently being used. The Real Property is currently maintained in accordance with good business practice and in good operating condition and repair. There are no material latent defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property. Seller is not leasing or subleasing any parcel or any portion of any parcel of Real Property to any other Person, nor has Seller assigned its interest under any lease or sublease for any Real Property to any third party.

                           (c)  There are no condemnation proceedings or
eminent domain proceedings of any kind pending or, to the best knowledge of Seller and the Shareholders after due inquiry, threatened against the Real Property.

                           (d)  All the Real Property is occupied under a
valid and current certificate of occupancy or similar permit where such a certificate of occupancy or similar permit is required. To the best knowledge of Seller and the Shareholders after due inquiry, there are no facts that would prevent the Real Property from being occupied by Purchaser after the Closing Date in the same manner as occupied by Seller immediately prior to the Closing Date.

                           (e)  All improvements on the Real Property and all
the current uses and conditions thereof (i) comply with applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances or (ii) constitute legal non-conforming uses of, or legal non-conforming improvements on, the Real Property. No permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property, other than those which are transferable with the Real Property, are required by any Governmental Authority having jurisdiction over the Real Property.

                           (f)  All improvements on any Real Property are
wholly within the lot limits of such Real Property and do not encroach on any adjoining premises, and there are no encroachments on any Real Property by any improvements located on an adjoining premises.

                           (g)  The rental set forth in each lease or
sublease of the Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

                           (h)  Seller has the full right to exercise any
renewal options contained in the leases and subleases pertaining to the Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each Real Property for the full term of such renewal options.

                           (i)  Lachenman holds fee simple title to the
premises leased to Seller pursuant to the Headquarters Lease. So long as Purchaser performs all of tenant's obligations under the lease for such premises delivered pursuant to Section 7.1(n) hereof, Tenant shall peaceably and quietly have, hold and enjoy such premises without hindrance, ejection or molestation, subject to the terms and conditions of such lease.

                  3.22 Tangible Personal Property. (a) Except as is set forth on
Schedule 3.22(a), Seller does not own or lease any Tangible Personal Property. The Tangible Personal Property constitutes all the machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other personal property necessary for the conduct of the Business as currently conducted by Seller.

                           (b)  Seller has the full right to exercise any
renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

                  3.23 Purchased Assets. (a) Except as disclosed on Schedule 3.23, Seller owns, leases or has the legal right to use all the Purchased Assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, the Real Property and the Tangible Personal Property, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by Seller or in or relating to the conduct of the Business. Seller has good title to, or, in the case of leased or subleased Purchased Assets, subsisting leasehold interests in, all the Purchased Assets, free and clear of all Encumbrances, except (i) as disclosed on Schedule
3.23 and (ii) Permitted Encumbrances.

                           (b)  The Purchased Assets constitute all the
properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary for use in the conduct of, the Business. At all times since the date of the Interim Financial Statements, Seller has caused the Purchased Assets to be maintained in accordance with good business practice, and all the Purchased Assets material to the Business are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used and intended.

                           (c)  Following the consummation of the
transactions contemplated by this Agreement, Purchaser will own, pursuant to good and marketable title, or lease, under valid and subsisting leases, Seller's interest in the Purchased Assets immediately preceding the Closing without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

                  3.24 Customers. Schedule 3.24 lists each of the customers of Seller relating to the Business to whom Seller rendered services since January 1, 1994 and the amounts invoiced during the years ended December 31, 1994, 1995 and 1996 and the period from January 1, 1997 through September 30, 1997 to each such customer. The notes contained in the column entitled "status of relationship" on Schedule 3.24 indicate, in the best judgment of Seller and the Shareholders, the status of Seller's relationships with its customers relating to the Business for the remainder of the year ending December 31, 1997 and neither Seller not the Shareholders have actual knowledge of the intention of any customer to terminate its relationship with Seller except as set forth in such Schedule. Notwithstanding any provision of this Agreement to the contrary, neither Seller nor any Shareholder shall have any liability, nor shall Inmark or Purchaser have any rights to indemnification hereunder, arising out of the circumstance that any customer terminates its relationship with Seller after the Closing except to the extent that such termination reflects a breach of any representation or warranty contained in the preceding sentence of this Section 3.24.

                  3.25 Suppliers. Seller has provided Purchaser with (a) a computer listing of all payments Seller has made from January 1, 1997 through December 5, 1997 to suppliers of goods or services relating to the Business ("Suppliers"), (b) a computer listing of all of Seller's unpaid trade payables to Suppliers as of December 6, 1997, and (c) a computer listing as of December 5, 1997 of all goods and services relating to the Business ordered by Seller for which invoices had not been received as of December 5, 1997. Such computer lists are complete and accurate. Except as disclosed on Schedule 3.25, Seller has not received any notice, that any supplier will not sell raw materials, supplies, merchandise or other goods or services to Seller relating to the Business at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to Seller relating to the Business, subject only to general and customary price increases.

                  3.26  Employee Benefit Matters.  (a) Plans and Material
Documents.   (i)  Schedule 3.26(a)(i) contains a true and
complete list of all bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option, welfare, severance, hospitalization, insurance and other employee benefit plans (as defined in section 3(3) of ERISA), whether formal or informal, presently maintained by the Seller or maintained by it since 1992, or under which the Seller has, or has had since 1992, any obligation to contribute (collectively, the "Seller Plans").

                                    (ii) For each of the Seller Plans, Seller
                  has delivered or made available to Purchaser true and complete copies of (a) the plan document, (b) any related trust agreements, insurance contracts and other funding agreements,
                  (c) the summary plan descriptions, (d) the most recent Internal Revenue Service determination letter, if any, (e) the most recently filed annual report (Form 5500 Series) and accompanying schedules filed with the Department of Labor or Internal Revenue Service, (f) the most recent financial statements, if any, and (g) the most recent actuarial reports, if any.

                                    (iii) Except as set forth in Schedule
                  3.26(a)(iii), each such Seller Plan which is intended to be a "qualified plan" under section 401(a) of the Code, has received, within the last three years, a favorable determination letter from the Internal Revenue Service (the "IRS"). With respect to any Seller Plan which has received a favorable determination letter from the IRS, nothing has occurred since the date of such determination letter that would adversely affect the qualification of the Seller Plan under section 401(a) of the Code.

                                    (iv) Seller has performed and complied with
                  all of its obligations under or with respect to the Seller Plans, and the Seller Plans have operated in accordance with their respective terms. To the best knowledge of Seller and the Shareholders, all Seller Plans have operated in accordance with the applicable requirements of ERISA and the Code and other applicable laws, rules and regulations, and all reports required by any governmental agency with respect to a Seller Plan have been timely filed.

                                    (v) With respect to each Seller Plan that is
                  covered by Title IV of ERISA, the present value of benefit liabilities (within the meaning of section 4001(a)(16) of ERISA) valued on a termination basis as of the Closing Date under regulations issued by the Pension Benefit Guaranty Corporation does not exceed the value of the assets of such Seller Plan.

                                    (vi) To the best knowledge of Seller and the
                  Shareholders, no reportable event (as defined in section 4043(e) of ERISA), prohibited transaction (as defined in section 406 of ERISA or section 4975 of the Code), accumulated funding deficiency (as defined in section 302 of ERISA) or plan termination (as defined in Title IV of ERISA or section 411(d) of the Code) has occurred with respect to any of the Seller Plans or with respect to any employee benefit plan (as defined in section 3(3) of ERISA) of an ERISA Affiliate (the Seller Plans and the employee benefit plans of ERISA Affiliates are collectively referred to as the "Group Plans").

                                    (vii) None of the Group Plans is a
                  multiemployer plan (as defined in section 3(37) of ERISA) and the Seller does not have any actual or potential liability with respect to any multiemployer plan or a past or present withdrawal therefrom.

                                    (viii) Each Seller Plan which constitutes a
                  welfare benefit plan within the meaning of section 3(1) of ERISA has complied and continues to comply with the health care continuation coverage requirements of section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA. Other than the coverage referred to in the immediately preceding sentence, there are no benefits to be provided to current retirees under any of the Seller Plans which constitutes a welfare benefit plan.

                                    (ix) To the best knowledge of Seller and the
                  Shareholders, no action, suit or proceeding, hearing, or investigation with respect to the administration or investment of the assets of any Group Plan is pending or threatened. None of the Shareholders or directors or officers of the Seller has any knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

                           (b)  Americans With Disability Act.  To the best
of Seller's knowledge, Seller is in compliance with the requirements of the Americans With Disabilities Act.

                           (c) WARN Act. To the best of Seller's knowledge,
Seller is in compliance with the requirements of the Workers Adjustment and Retraining Act and has no liabilities pursuant thereto.

                  3.27 Labor Matters. Except as set forth on Schedule 3.27, (a) Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller in connection with the Business and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Business; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of Seller after due inquiry, threatened between Seller and any of its employees related to the Business, and Seller has not experienced any such controversy, strike, slowdown or work stoppage within the past three years in connection with the Business;
(c) Seller is currently in compliance with all applicable Laws relating to the employment of labor in connection with the Business, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Seller in connection with the Business and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (d) in connection with the Business, Seller has paid in full to all its employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (e) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by Seller in connection with the Business; (f) Seller is not a party to, or otherwise bound by any consent decree with, or citation by any Governmental Authority relating to employees or employment practices in connection with the Business; (g) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to Seller in connection with the Business; and (h) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Seller has employed or currently employs any Person in connection with the Business.

                  3.28 Employees. (a) Schedule 3.28(a) lists the (i) name, (ii) the current annual salary rates, bonuses, commissions, vacation entitlement, and other like benefits paid or payable (in cash or otherwise) in 1996 and, to date, in 1997, (iii) the date of employment and (iv) a description of position and job function of each current employee, officer, director, consultant or agent of Seller employed in connection with the Business. All such employees, officers, directors, consultants and agents are employed at Seller's principal place of business located at 9745 Mangham Drive, Cincinnati, Ohio 45215-2350. There is no "golden parachute" or other like benefit and, except for the commissions set forth on Schedule 3.28(a), there is no deferred or contingent compensation, paid or payable to any such employee, officer, director, consultant or agent of Seller.

                           (b)  Schedule 3.28(b) lists all employment
agreements and severance agreements relating to Seller or the Business. Except as set forth on Schedule 3.28(b), Seller is not a party to, and has no obligation or responsibility under or with respect to, any oral or written agreement with any employee of the Business. Seller has delivered to Purchaser true and correct copies of all documents listed on Schedule 3.28(b) and of all personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to employees of the Business.

                           (c)  No amount paid or payable (or which may
become payable) pursuant to any plan, arrangement or agreement including, without limitation, any of those listed on Schedule 3.28(a) or
Schedule 3.28(b) and any Seller Plan to or for the benefit of any employee, officer, director, consultant or agent of Seller, was or will constitute any excess parachute payment (within the meaning of Section 280G of the Code) as a consequence, direct or indirect, in whole or in part, of the consummation of the transaction contemplated under this Agreement.

                  3.29 Taxes. All returns, reports, estimates, information returns and statements of any nature regarding Taxes required to be filed by Seller have been filed when due. All of the information provided on such returns, reports, estimates, information returns and statements was true and correct as of the date filed, and all of the Taxes shown to be due on such returns, reports, estimates, information returns and statements have been paid in full. Except as otherwise set forth on Schedule 3.29, there is no tax deficiency outstanding, proposed or assessed against Seller. There are no Taxes that are or could constitute an Encumbrance on the Purchased Assets or the Business or that could have a Material Adverse Effect to Seller or, individually or in the aggregate, a Material Adverse Effect to Inmark.

                  3.30 Insurance. (a) Schedule 3.30(a)(i) sets forth a list of all insurance policies currently maintained by Seller with respect to the Business together with a description of each policy (including the numbers, the term, the name of the insurer, the coverage amounts, the nature of the coverage and the amount of annual premiums). Schedule 3.30(a)(ii) sets forth a list of claims made under any insurance policies during the five years prior to the date hereof and the insurance policies under which those claims were made.

                           (b)  To the best knowledge of Seller and the
Shareholders, with respect to each insurance policy held by

Seller in connection with the Business: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect;
(ii) Seller is not in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; (iii) no party to the policy has repudiated, or given notice of a intent to repudiate, any provision thereof; (iv) no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (v) there is no claim, pending under any policy as to which coverage has been questioned, denied or disputed by the insurer.

                           (c)  Schedule 3.30(c) sets forth all risks
relating to the Business against which Seller is self-insured or which are covered under any risk retention program in which Seller participates, together with details for the last five years of Seller's loss experience with respect to such risks.

                           (d) Since January 1, 1997, no insurance carrier
has cancelled, failed to renew or materially reduced any insurance coverage for Seller in connection with the Business or given any notice of its intention to cancel, not renew or reduce any such coverage.

                           (e)  At the Closing Date, all insurance policies
relating to the Business currently in effect will be outstanding and duly in force.

                           (f)  No insurance policy held by Seller in
connection with the Business will cease to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement. Seller makes no warranty or representation that such policies are assignable to Purchaser or that Purchaser can claim coverage thereunder.

                  3.31 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Shareholders.

                  3.32 Full Disclosure. No representation or warranty of Seller or the Shareholders in this Agreement, nor any statement or certificate furnished or to be furnished to the Purchaser or Inmark pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                             OF PURCHASER AND INMARK

                           Purchaser and Inmark jointly and severally
represent and warrant to Seller and the Shareholders as follows:

                  4.1 Organization of Purchaser and Inmark. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Inmark is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  4.2 Authority; Due Execution; Binding Obligation. (a) Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Documents by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Purchaser.

                           (b)  Inmark has all necessary power and authority
to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Inmark, the performance by Inmark of its obligations hereunder and the consummation by Inmark of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Inmark.

                           (c)  This Agreement has been duly executed and
delivered by Purchaser and Inmark. Assuming due authorization, execution and delivery by Seller and the Shareholders, this Agreement constitutes a legal, valid and binding obligation of Purchaser and Inmark enforceable against Purchaser and Inmark in accordance with its terms except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  4.3 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.6, except as may result from any facts or circumstances relating solely to Seller or the Shareholders, the execution, delivery and performance of this Agreement by Purchaser and Inmark does not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or Code of Regulations (or similar organizational documents) of Purchaser or the Certificate of Incorporation or by-laws (or similar organizational documents) of Inmark, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser or Inmark, or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser or Inmark pursuant to, (i) any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser or Inmark is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of Purchaser or Inmark to consummate the transactions contemplated by this Agreement or (ii) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Purchaser or Inmark.

                  4.4 Capital Stock of Inmark. (a) The authorized capital stock of Inmark consists of 25,000,000 shares of common stock, par value $.001 per share, 650,000 shares of Class A convertible preferred stock, par value $.001 per share ("Class A Preferred Stock"), 700,000 shares of Class B convertible preferred stock, par value $.001 per share ("Class B Preferred Stock"), and 3,650,000 shares of preferred stock, undesignated ("Undesignated Preferred Stock"). As of the date hereof,

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



2,839,876 shares of Inmark Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Class A Preferred Stock, Class B Preferred Stock or Undesignated Preferred Stock are issued and outstanding. None of the issued and outstanding shares of Inmark Common Stock was issued in violation of any preemptive rights. Except for options and warrants to purchase an aggregate of 1,375,491 shares of Inmark Common Stock, the exercise prices of which are set forth on Schedule 4.4(a), Inmark does not have outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock and is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

                           (b)      Upon consummation of the transactions
contemplated by this Agreement, the Inmark Shares will be duly authorized, validly issued, fully paid and non-assessable.

                  4.5 SEC Reports. Purchaser and Inmark have delivered to Seller copies of Inmark's Annual Reports on Form 10-K for the years ended March 31, 1995, 1996 and 1997, any and all of Inmark's Quarterly Reports on Form 10-Q filed during 1997, any and all of Inmark's Current Reports on Form 8-K filed during 1997, and Inmark's most recent proxy statement, in each case as filed with the Securities and Exchange Commission (the "Reports"). The Reports substantially comply with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations thereunder, and do not, as of their respective dates, contain a misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The unaudited balance sheets and related unaudited statements of income and cash flows, together with all related notes and schedules thereto appearing in the Reports (collectively, the "Inmark Financial Statements") (i) were prepared in accordance with the books of account and other financial records of Inmark, (ii) accurately reflect the values of the assets, liabilities, financial condition and results of operation of Inmark as of the dates thereof and for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Inmark, (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of Inmark and the results of the operations of Inmark as of the dates thereof or for the periods covered thereby.

                  4.6 Solvency and Payment of Liabilities. Inmark is not on the date hereof, nor will it be on the Closing Date, either as a result of the transactions contemplated by this Agreement or otherwise, insolvent, as such term is defined in the Title 11 Bankruptcy of the United States Code or any New York statute relating to insolvency; the sum of its debts is not greater than all of its property on the date hereof nor will it be on the Closing Date either as a result of the transactions contemplated hereby or otherwise; and it is on the date hereof, and will be after the Closing Date, able to pay its debts as they mature.

                  4.7 Customers. Schedule 4.7 lists each of the customers of Inmark and its subsidiaries relating to the their businesses to whom Inmark or its subsidiaries rendered services since April 1, 1994 and the amounts invoiced during the years ended March 31, 1995, 1996 and 1997 and the period from April 1, 1997 through September 30, 1997 to each such customer.

                  4.8 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Except as disclosed on the Inmark Financial Statements or Schedule 4.8, the businesses of Inmark and its subsidiaries have been conducted in the ordinary course and consistent with past practice during the periods covered by the Inmark Financial Statements.

                  4.9 Compliance with Laws. Except as set forth on Schedule 4.9, Inmark and its subsidiaries, to the best of Inmark's knowledge, have conducted and continue to conduct their businesses in accordance with their respective charters and by-laws (or similar organizational documents) and with all Laws and Governmental Orders applicable to them or any of their assets or their businesses, and to the best of Inmark's knowledge, neither Inmark nor any of its subsidiaries is in violation of any such Law or Governmental Order.

                  4.10 Taxes. All returns, reports, estimates, information returns and statements of any nature regarding Taxes required to be filed by Inmark or any of its subsidiaries have been filed when due. All of the information provided on such returns, reports, estimates, information returns and statements was true and correct as of the date filed, and all of the Taxes shown to be due on such returns, reports, estimates, information returns and statements have been paid in full. Except as otherwise set forth on Schedule 4.10, there is no tax deficiency outstanding, proposed or assessed against Inmark or any of its subsidiaries.

                  4.11 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Purchaser and Inmark do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority except for the filing of a Current Report on Form 8-K with the Securities and Exchange Commission.

                  4.12 Litigation. Except as set forth on Schedule 4.12 (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought, and, if applicable, paid or granted), there are no Actions by or against Inmark or any of its subsidiaries, or affecting any of their assets or their businesses, pending or, to the best knowledge of Inmark, threatened. To the best knowledge of Inmark, there are no facts or circumstances that may give rise to any of the foregoing. None of the matters disclosed on
Schedule 4.12 will have or has had a Material Adverse Effect to Inmark or could affect the legality, validity or enforceability of this Agreement or the Related Documents or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Schedule 4.12, neither Inmark nor any of its subsidiaries is subject to any Governmental Order (nor, to the best knowledge of Inmark, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect to Inmark.

                  4.13 Brokers. Except for Janney Montgomery Scott Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or Inmark.

                  4.14 Full Disclosure. No representation or warranty of Purchaser or Inmark in this Agreement, nor any statement or certificate furnished or to be furnished to Seller or the Shareholders pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE 5

                           COVENANTS PRIOR TO CLOSING

                  5.1 Regulatory and Other Authorizations; Notices and Consents.
(a) Seller, the Shareholders and Purchaser shall use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with one another in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                           (b)  Seller and the Shareholders, at Seller's sole
cost and expense, shall use all reasonable efforts to give such notices to third parties and use all reasonable efforts to obtain such third party consents, approvals or estoppel letters as Purchaser may deem necessary or desirable in connection with the transactions contemplated by this Agreement.

                           (c)  Purchaser shall cooperate and use all
reasonable efforts to assist Seller and the Shareholders in giving such notices and obtaining such consents; provided, however, that Purchaser shall have no obligation to give any consideration of any nature in connection with any such notice and Purchaser shall not have any obligation to consent to any change in the terms of any agreement or arrangement.

                  5.2 Notice of Developments. (a) Prior to the Closing Date, Seller and the Shareholders shall promptly notify Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of Seller or the Shareholders in this Agreement or which could have the effect of making any representation or warranty of Seller or the Shareholders in this Agreement untrue or incorrect in any respect as of the respective dates of such events, circumstances, facts and occurrences and
(ii) all other material developments affecting the assets, liabilities or obligations, business, capital improvements, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of Seller or the Business.

                           (b)  Prior to the Closing Date, Inmark shall
promptly notify Seller in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of Inmark in this Agreement or which could have the effect of making any representation or warranty of Inmark in this Agreement untrue or incorrect in any respect as of the respective dates of such events, circumstances, facts and occurrences and
(ii) all other material developments affecting the assets, liabilities or obligations, business, capital improvements, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of Inmark or any of its subsidiaries.

                  5.3 Board of Directors. (a) Between the date of this Agreement and the earlier of the (i) termination of this Agreement in accordance with the provisions of Section 8.1 or (ii) Closing Date, Seller and the Shareholders shall cause (A) copies of all reports and other documents given to the members of the Board of Directors (or any committee thereof) of Seller relating to the Business to be delivered to Purchaser at the same time and (B) copies of the minutes of all meetings of, and actions taken without a meeting by, the Board of Directors (or any committee thereof) of Seller relating to the Business to be prepared promptly and to be delivered to Purchaser promptly after the preparation thereof. Between the date of this Agreement and the Closing Date, Seller shall give Purchaser at least five Business Days' prior notice of any meeting of, or action to be taken without a meeting by, the Board of Directors (or any committee thereof) of Seller relating to the Business.

                           (b)  Between the date of this Agreement and the
earlier of the (i) termination of this Agreement in accordance with the provisions of Section 8.1 or (ii) Closing Date, Inmark shall cause (A) copies of all reports and other documents given to the members of the Board of Directors (or any committee thereof) of Inmark or to the members of the Board of Directors of any of Inmark's subsidiaries relating to the business or businesses of its subsidiaries to be delivered to Seller at the same time if such reports or other documents are related to or will have an impact upon this Agreement or the transactions contemplated hereby and (B) copies of the minutes of all meetings of, and actions taken without a meeting by, the Board of Directors (or any committee thereof) of Inmark or the Board of Directors of any of Inmark's subsidiaries relating to the business of such corporation to be prepared promptly and to be delivered to Purchaser promptly after the preparation thereof if such matters or actions are related to or will have an impact upon this Agreement or the transactions contemplated hereby.

                  5.4 Access to Information. Seller shall permit Purchaser, its counsel, accountants and other representatives to have full access, upon reasonable notice and during regular business hours, throughout the period prior to Closing, to the Purchased Assets and the Business, specifically including, without limitation, the books and records, equipment, properties and facilities of Seller, and will cause to be furnished to Purchaser and its representatives during such period all information concerning the foregoing as Purchaser or its representatives may reasonably request.

                  5.5 Creation of Audited Financial Statements. Seller and the Shareholders, at Seller's cost and expense, shall cause reputable certified public accountants acceptable to Purchaser to prepare, and report upon, in accordance with U.S. GAAP, historical balance sheets and related statements of income, shareholders' equity and cash flows for the Business for each of the two fiscal years ended as of December 31, 1995 and December 31, 1996 ("Audited Financial Statements") that will comply with the requirements of Regulation S-X under the Securities Act of 1933 and with the requirements of all regulations, announcements and explanatory materials issued by the Securities and Exchange Commission with respect thereto, including, without limitation, Staff Accountancy Bulletins. Seller and Inmark shall each pay one-half of the expenses and fees incurred in connection with preparing and reporting on the Audited Financial Statements.

                  5.6 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done, all things reasonably necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                  5.7 Preservation of Business.

                           (a) Affirmative Covenants Regarding Operations. From
the date of this Agreement until the Closing Date, Seller shall (and the Shareholders shall cause the Seller to) maintain and preserve the Business and shall operate the Business in a reasonable and prudent manner, only in the ordinary and usual course of business consistent with past practice, and shall:

                           (i) preserve intact the present Articles of
                  Incorporation and Code of Regulations of Seller and the business organization of Seller, as it relates to the Business (except for the change of name contemplated by this Agreement);

                           (ii) preserve the goodwill and advantageous
                  relationships of Seller with customers, suppliers, independent contractors, employees and other persons material to the operation of the Business or the Purchased Assets; and

                           (iii) maintain the books and records relating to the
                  Business in the usual and ordinary manner and in a manner that fairly and correctly reflects the income, expenses, assets and liabilities of the Business on a basis consistent with prior years.

                           (b)      Negative Covenants Regarding Operations.
Without limiting the generality of the obligation to preserve the Business, prior to the Closing, Seller shall not (and the Shareholders shall not permit Seller to), in connection with the Business, without the prior written consent of Purchaser:

                           (i) except as set forth on Schedule 5.7(b)(i), make any payments;

                           (ii) incur any obligation or enter into any contract
                  which either (A) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, Twenty-Five Thousand Dollars ($25,000) or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of Twenty-Five Thousand Dollars ($25,000), or (B) has a term of, or requires the performance of any obligations by Seller over a period in excess of, six (6) months;

                           (iii) take any action, or enter into or authorize any
                  contract or transaction in connection with the Business other than in the ordinary course of business and consistent with past practice;

                           (iv) sell, transfer, convey, assign or otherwise
                  dispose of any of the assets comprising the Business other than in the ordinary course of business;

                           (v) merge with, enter into a consolidation agreement
                  with or acquire an interest in any person or entity, or acquire a substantial portion of the assets or business of any person or entity, or otherwise acquire any material assets;

                           (vi) waive, release or cancel any claims against
                  third parties or debts owing to it, relating to the Business, or any rights relating to the Business that have any value;

                           (vii) make any changes in its accounting systems,
                  policies, principles or practices relating to the Business;

                           (viii) authorize for issuance, issue, sell, deliver
                  or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

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



                           (ix) make any borrowings, incur any debt (other than
                  trade payables in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, except for endorsements of negotiable instruments in the ordinary course;

                           (x) make any loans, advances or capital contributions to, or investments in, any other Person;

                           (xi) enter into, adopt, amend or terminate any bonus,
                  profit-sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee, or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                           (xii) except for capital expenditures contemplated by
                  (xiii) below, acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to Seller;

                           (xiii) except as set forth on Schedule 5.7(b)(xiii),
                  authorize or make any capital expenditures which individually or in the aggregate are in excess of Twenty-Five Thousand Dollars ($25,000);

                           (xiv) make any Tax election or settle or compromise
                  any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

                           (xv) pay or agree to pay any amount in settlement or
                  compromise of any suits or claims of liability against Seller its directors, officers, employees or agents or enter into or adopt any employment or severance agreement with any employee of Seller or in connection with the operations of the Business;

                           (xvi) except as set forth on Schedule 5.7(b)(xvi),
                  enter into any agreement, arrangement or transaction with any of its officers or directors or any Shareholder (or with any relative, beneficiary, spouse or affiliate of such person);

                           (xvii) except as set forth on Schedule 5.7(b)(xvii),
                  terminate, modify, amend or otherwise alter or change any of the terms or provisions of any employment contract or arrangement, or breach the terms of any employment contract or arrangement;

                           (xviii) terminate, modify, amend or otherwise alter
                  or change any of the terms or provisions of any material contract or arrangement, or breach the terms of any material contract or arrangement, or pay any amount not required by law or by any contract;

                           (xix) except as set forth on Schedule 5.7(b)(xix),
                  declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the shares of capital stock of Seller or redeem, repurchase or otherwise acquire any equity securities issued by Seller;

                           (xx) suffer any material damage, destruction or loss
                  to any of the assets or properties of the Business or Seller whether or not covered by insurance;

                           (xxi) permit or allow any Encumbrance on any
                  properties or assets (whether tangible or intangible) of the Business or Seller, including the Purchased Assets;

                           (xxii) enter into any agreement to take any actions
                  specified in this Section 5.7;

                           (xxiii) take any action, engage in any practice, fail
                  to take any action or enter into any transaction which could cause any representation or warranty of Seller or the Shareholders to be untrue or result in any breach of any covenant or agreement made by Seller or the Shareholders in this Agreement; or

                           (xxiv) take any other action that a reasonable
                  businessman would believe would have a Material Adverse Effect to Seller.

                  5.8 Maintenance of Insurance. Seller shall continue, and the Shareholders shall cause the Seller to continue, to carry all existing insurance applicable to the Business and the Purchased Assets, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist prior to the Closing Date.

                  5.9 Failure to Obtain Consents and Approvals. In the event that any consent required with respect to any contract or agreement to be assigned to Purchaser cannot be obtained prior to the Closing Date, upon the request of Purchaser, Seller will subcontract all of its obligations to perform under such contract to Purchaser. The cost of performing each such subcontract shall be borne by Purchaser and Seller will deliver to Purchaser all revenues earned under each such contract. Upon the receipt of the necessary third party consent, Seller shall assign the relevant contract to Purchaser. No additional consideration shall be paid for such assignment.

                  5.10 Headquarters Lease. Simultaneously with the Closing, Seller shall cause the landlord under the Headquarters Lease to terminate the Headquarters Lease without any cost or expense to Seller and shall cause such landlord to enter into a new lease with Purchaser for the same premises substantially in the form attached as Exhibit B.

                  5.11 No Shop. Until the Closing Date or the termination of this Agreement in accordance with the provisions of Section 8.1, none of Seller, any Shareholder or any of their respective Affiliates, officers, directors, representatives or agents will directly or indirectly (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any person or entity (i) relating to any acquisition or purchase of all or any portion of the shares of capital stock or other equity interests or assets of Seller, (ii) to enter into any business combination with Seller, or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to Seller, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to seek to do any of the foregoing. Seller and the Shareholders immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons or entities conducted heretofore with respect to any of the foregoing. Seller shall notify Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any person or entity with respect thereto, is made and shall, in any such notice to Purchaser, indicate in reasonable detail the identity of the person or entity making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Seller and the Shareholders covenant and agree not to release, without the prior written consent of Purchaser, any person or entity from, or waive any provision of, any confidentiality or standstill agreement relating to Seller or the Business to which Seller, any Shareholder or any affiliate thereof is a party. Without limiting any other remedies available to Purchaser for a breach of this Section, Seller and the Shareholders agree that Purchaser shall be entitled to injunctive relief (without establishing the likelihood of irreparable injury or posting bond or other security) and monetary damages which shall in no event be less than the expenses incurred by Purchaser in connection with the negotiation of this Agreement, performance of due diligence activities, including the reasonable fees and disbursements of Purchaser's counsel, accountants and investment banker.

                  5.12 Financing. Seller and the Shareholders shall cooperate with Purchaser in obtaining financing for the transactions contemplated by this Agreement and in connection therewith shall furnish such documents and supply such information to any potential lender or lenders as Purchaser may reasonably require. Neither Seller nor any Shareholder shall be required under this Section
5.12 to pledge any of its, his or her

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assets or to make any payment to any Person except as may be set forth in the Note.

                  5.13 Investment Representation Letter. Seller and the Shareholders shall cause each of Steven Clements, Kimberly Longshore and Terry Steding to execute and deliver to Inmark, prior to or simultaneously with the execution and delivery of this Agreement, an investment representation letter in the form attached as Exhibit H.

                  5.14 Escrow Agreement. Simultaneously with the Closing, Seller and each of the Shareholders shall execute and deliver the Escrow Agreement to Purchaser and Inmark. Simultaneously with the Closing, Purchaser and Inmark shall, and shall cause the Escrow Agent to, execute and deliver the Escrow Agreement to Seller and the Shareholders.


                                    ARTICLE 6

                              CONDITIONS TO CLOSING

                  6.1  Conditions to Obligations of Purchaser and Inmark.

                           (a)      General.  The obligations of Purchaser and
Inmark to consummate the transactions contemplated by this Agreement are subject to the fulfillment by Seller and, where applicable, the Shareholders (to the satisfaction of Purchaser and Inmark), or waiver in writing by Purchaser and Inmark, of the following conditions, each of which is individually hereby deemed material, at or prior to Closing, and Seller and the Shareholders jointly and severally agree to use their best efforts to fulfill such conditions:


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                           (i)      Representations, Warranties and Covenants.
The representations and warranties of each of Seller and the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties, if any, as are made as of another date, which shall be true and correct in all material respects as of such other date, and all the covenants contained in this Agreement to be complied with by each of Seller and the Shareholders on or before the Closing shall have been complied with in all material respects, and Purchaser and Inmark shall have received a certificate of Seller and each Shareholder, where applicable, to such effect, and, in the case of Seller, signed by a duly authorized officer of Seller.

                           (ii)      Audited Financial Statements.  Seller shall
have delivered to Inmark Audited Financial Statements, which Audited Financial Statements shall not differ in any material adverse respect from the Financial Statements.

                           (iii) Consents. Purchaser and Seller shall have
received, each in form and substance satisfactory to Purchaser and Inmark, each of the authorizations, consents, orders and approvals of Governmental Authorities and officials and each of the third party consents set forth on
Schedule 3.7.

                           (iv)      No Material Adverse Effect to Seller.  No
event or events shall have occurred, or be reasonably likely to occur, which individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect to Seller.

                           (v)      Deliveries.  Seller and the Shareholders
shall have delivered to Purchaser and Inmark each of the documents specified in
Section 7.1 hereof.

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                           (vi)      Encumbrances.  All Encumbrances, except
those listed on Schedule 3.9, if any, with respect to the Purchased Assets shall have been released.

                           (vii)  No Proceeding or Litigation.  No Action
shall have been commenced or threatened by or before any Governmental Authority against Seller, any Shareholder, Purchaser or Inmark seeking to restrain or materially and adversely alter the transactions contemplated hereby which Purchaser or Inmark believes, in its sole and absolute discretion, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect to Seller or otherwise render inadvisable, in the reasonable, good faith determination of Purchaser or Inmark, the consummation of the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 6.1(a)(vii) shall not apply if Purchaser or Inmark has directly or indirectly solicited or encouraged any such Action.

                           (viii)  Insurance.  Purchaser shall be satisfied
as to the availability and cost of adequate and reasonable insurance covering the Business if Purchaser, in the exercise of reasonable business prudence, determines, effective as of the Closing Date, to increase the levels of insurance coverage currently maintained by Seller.

                           (ix)      Permits.  Purchaser shall have received, at
or before the Closing, all approvals, permits and licenses that Purchaser deems reasonably necessary to own the Business and the Purchased Assets, operate the Business and occupy the premises currently occupied by Seller in connection with the Business, all in form reasonably satisfactory to Purchaser.

                           (x)      Filings.  Seller and the Shareholders shall
have made all registrations, qualifications, declarations, or

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



filings with, or notices to, any federal, state or local Governmental Authority or other third party required on the part of Seller or the Shareholders in connection with the execution of this Agreement and the Related Documents or the consummation of the transactions contemplated hereby and thereby.

                           (xi)      Employees.  The persons identified on
Schedule 6.1(a)(xi) shall have agreed to become employees of Purchaser.

                           (b)      Financing.  The obligations of Purchaser and
Inmark to consummate the transactions contemplated by this Agreement are subject to Purchaser's obtaining financing for the transactions contemplated by this Agreement from a lender and on terms satisfactory to Purchaser and Inmark.

                  6.2 Conditions to Obligations of Seller and the Shareholders. The obligations of Seller and the Shareholders to consummate the transaction contemplated by this Agreement are subject to the fulfillment by Purchaser and Inmark (to the satisfaction of Seller and the Shareholders), or waiver in writing by Seller and the Shareholders, of the following conditions, each of which is individually hereby deemed material, at or prior to Closing:

                           (a)      Representations, Warranties and Covenants.
The representations and warranties of Purchaser and Inmark contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties, if any, as are made as of another date, which shall be true and correct in all material respects as of such other date, and all the covenants contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects,

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and Seller shall have received a certificate of Purchaser and Inmark to such effect signed by a duly authorized officer of each of Purchaser and Inmark.

                           (b)      No Material Adverse Effect to Inmark.  No
event or events shall have occurred, or be reasonably likely to occur, which individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect to Inmark.

                           (c)      Repayment of Seller's Loans. Purchaser shall
have repaid in full Seller's Loans.

                           (d)      Deliveries.  Purchaser and Inmark shall have
delivered to Seller each of the documents specified in Section
7.2 hereof.

                           (e)      No Proceeding or Litigation. No Action shall
have been commenced by or before any Governmental Authority against Seller, any Shareholder, Purchaser or Inmark seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in, the reasonable, good faith determination of Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 6.2(e) shall not apply if Seller or any Shareholder has directly or indirectly solicited or encouraged any such Action.

                           (f)      Filings.  Purchaser shall have made all
registrations, qualifications, declarations, or filings with, or notices to, any federal, state or local Governmental Authority or other third party required on the part of Purchaser or Inmark in connection with the execution of this Agreement and the Related Documents or the consummation of the transactions contemplated hereby and thereby.

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



                           (g)      Employees.  Purchaser shall have offered
employment to the persons identified on Schedule 6.2(g) on terms comparable, when taken as a whole, to their current employment arrangements.


                                    ARTICLE 7

                                   DELIVERIES

                  7.1 Seller's and Shareholders' Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, Seller and the Shareholders shall deliver or cause to be delivered to Purchaser and Inmark the following:

                           (a)      Bill of Sale and Assignment.  A bill of sale
and assignment, substantially in the form attached as Exhibit C, conveying to Purchaser all of the Purchased Assets to be acquired hereunder, free and clear of any and all Encumbrances, except those listed on Schedule 3.9.

                           (b)      Assignment and Assumption Agreement. Written
instruments of the assignment by Seller to Purchaser of the Assigned Contracts pursuant to an Assignment and Assumption Agreement, substantially in the form attached as Exhibit D, together with originals of all Assigned Contracts.

                           (c)      Assignment of Trademark.  A written
instrument of the assignment by Seller to Purchaser of the registered trademark listed on Schedule 3.20(a)(i) hereto, substantially in the form attached as Exhibit E.

                           (d)  Organizational Documents.  A copy of (i) the
Articles of Incorporation, as amended (or similar organizational

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



documents), of Seller certified by the secretary of state of Ohio as of a date not earlier than twenty Business Days prior to the date hereof and accompanied by a certificate of the Secretary or Assistant Secretary of Seller, dated as of the Closing Date, stating that no amendments have been made to such Articles of Incorporation (or similar organizational documents) since such date, and (ii) the Code of Regulations (or similar organizational documents) of Seller certified by the Secretary or Assistant Secretary of Seller.

                           (e)      Corporate and Stockholder Authorization.  A
certificate, dated the Closing Date, executed by the Secretary or Assistant Secretary of Seller, certifying resolutions of the Board of Directors and of the Shareholders, approving and authorizing the execution, delivery and performance by Seller of this Agreement and each of the Related Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing any document or instrument on behalf of Seller).

                           (f)  Good Standing; Qualification to Do Business.
Good standing certificates for Seller from the secretary of state of each of the jurisdictions listed on Schedule 3.1, in each case dated as of a date not earlier than twenty Business Days prior to the Closing Date and accompanied by bring-down telegrams, if customarily provided by the jurisdiction in question, dated the Closing Date.

                           (g)      Consents and Approvals.  Copies of all
consents and approvals obtained pursuant to Section 3.7 hereof, and all registrations, qualifications, declarations, filings and notices made by Seller pursuant to Section 5.1 hereof.


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



                           (h)      Bring-Down Certificate.  A certificate dated
as of the Closing Date, executed by Seller and the Shareholders, to the effect that each representation and warranty made by Seller and the Shareholders in this Agreement is true and correct on and as of the Closing Date, with the same effect as though each such representation or warranty had been made or given on and as of such date and that Seller and the Shareholders have performed and complied with all of the terms, covenants and conditions set forth herein that are to be performed or complied with by them before or as of the Closing Date.

                           (i)      Encumbrance Release.  Evidence reasonably
satisfactory to Purchaser that any Encumbrances of record on the date hereof have been removed or released.

                           (j)      Customers.  A certificate dated as of the
Closing Date, executed by an executive officer of Seller, certifying as to the matters relating to customers as set forth in Section 3.24 hereof.

                           (k)      Legal Opinion.  The legal opinion of Wood &
Lamping, Seller's counsel, addressed to Purchaser and Inmark and dated the Closing Date, substantially in the form attached as Exhibit F.

                           (l)      Change of Name.  The documents contemplated
by Section 10.2 hereof, in form and substance sufficient to change Seller's name as therein required and in the appropriate form for filing with the Governmental Authority with whom such documents must be filed to become effective.

                           (m)      Employment Agreements.  An employment
agreement executed by each Shareholder in the form for such Shareholder attached as Exhibit G.

                           (n)      Headquarters Lease.  A written termination
of the Headquarters Lease executed by the landlord under such lease and Seller and a new lease for such premises executed by such landlord substantially in the form attached as Exhibit B.

                           (o)      Investment Representation Letters.  An
investment representation letter executed by each of Steven Clements, Kimberly Longshore and Terry Steding in the form attached as Exhibit H.

                           (p)      Escrow Agreement.  The Escrow Agreement
executed by Seller and each of the Shareholders.

                           (q)      Business Documents.  All manuals, including
employee manuals, customer lists, books and other records and files, computer programs, computer software and master disk of source codes relating to, or associated with, the Business, the Purchased Assets or Seller.

                           (r)      Miscellaneous.  Such other documents and
certificates of officers as reasonably may be required by Purchaser or Inmark to consummate this Agreement and the transactions contemplated hereby.

                  7.2 Purchaser's Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, Purchaser shall deliver the following to Seller and, to the extent herein provided, to the Shareholders (except for the items described in Sections 7.2(b) and (c), which Purchaser shall deliver to the Escrow Agent to hold and disburse in accordance with the Escrow Agreement):

                           (a)      Cash Payment.  A cash payment in the amount
of $8,825,000, as adjusted in accordance with Section 2.4, to be made, at Purchaser's option, by a certified check payable to

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



Seller or by wire transfer to an account designated by Seller at least 72 hours prior to the Closing.

                           (b)      Inmark Common Stock.  Stock certificates
evidencing 565,385 Inmark Shares registered in Seller's name.

                           (c)      Subordinated Notes.  Subordinated Notes
payable to Seller in the aggregate principal amount of $2,500,000.

                           (d)      Assignment and Assumption Agreement.  An
Assignment and Assumption Agreement executed by Purchaser, substantially in the form attached as Exhibit D.

                           (e)      Organizational Documents.  A copy of (i) the
Articles of Incorporation, as amended (or similar organizational documents), of Purchaser certified by the secretary of state of Ohio as of a date not earlier than twenty Business Days prior to the date hereof and accompanied by a certificate of the Secretary or Assistant Secretary of Purchaser, dated as of the Closing Date, stating that no amendments have been made to such Articles of Incorporation (or similar organizational documents) since such date, and (ii) the Code of Regulations (or similar organizational documents) of Purchaser certified by the Secretary or Assistant Secretary of Purchaser.

                           (f)      Corporate Authorization.  A certificate,
dated the Closing Date, executed by the Secretary or Assistant Secretary of Purchaser, certifying resolutions of the Board of Directors of Purchaser approving and authorizing the execution, delivery and performance by Purchaser of this Agreement and each of the Related Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding

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



the officer(s) signing any document or instrument on behalf of Purchaser).

                           (g)      Good Standing Certificate.  A Certificate of
Good Standing for Purchaser from the State of Ohio, dated as of a date not earlier than twenty Business Days prior to the Closing Date and accompanied by a bring-down telegram, if customarily provided by the State of Ohio, dated the Closing Date.

                           (h)      Consents and Approvals.  All necessary
consents and approvals of third parties or Governmental Authorities required to be obtained by Purchaser to permit Purchaser to perform this Agreement or any Related Document to which Purchaser is a party.

                           (i)      Bring-Down Certificate.  A certificate dated
as of the Closing Date, executed by Purchaser, to the effect that each representation and warranty made by Purchaser in this Agreement is true and correct on and as of the Closing Date, with the same effect as though each such representation or warranty had been made or given on and as of such date and that Purchaser has performed and complied with all of the terms, covenants and conditions set forth herein that are to be performed or complied with by it before or as of the Closing Date.

                           (j)      Legal Opinion. The legal opinion of Kronish,
Lieb, Weiner & Hellman LLP, Purchaser's counsel, addressed to Seller and the Shareholders and dated the Closing Date, substantially in the form attached as
Exhibit I.

                           (k)      Employment Agreements.  An employment
agreement executed by Purchaser for each Shareholder substantially in the form for such Shareholder attached as Exhibit G.


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



                           (l)      Headquarters Lease.  A new lease for the
premises previously covered by the Headquarters Lease executed by Purchaser substantially in the form attached as Exhibit B.

                           (m)      Escrow Agreement.  The Escrow Agreement
executed by Purchaser and the Escrow Agent.

                           (n)      Miscellaneous.  Such other documents,
assignments, instruments of conveyance, and certificates of officers as reasonably may be required by Seller and the Shareholders to consummate this Agreement and the transactions contemplated hereby.

                  7.3 Inmark's Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, Inmark shall deliver to Seller and the Shareholders the following:

                           (a)      Organizational Documents.  A copy of (i) the
Certificate of Incorporation, as amended (or similar organizational documents), of Inmark certified by the secretary of state of Delaware as of a date not earlier than twenty Business Days prior to the date hereof and accompanied by a certificate of the Secretary or Assistant Secretary of Inmark, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the by-laws (or similar organizational documents) of Inmark certified by the Secretary or Assistant Secretary of Inmark.

                           (b)      Corporate Authorization.  A certificate,
dated the Closing Date, executed by the Secretary or Assistant Secretary of Inmark, certifying resolutions of the Board of Directors of Inmark approving and authorizing the execution, delivery and performance by Inmark of this Agreement and each of

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



the Related Documents to which Inmark is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing any document or instrument on behalf of Inmark).

                           (c)      Good Standing Certificate.  A Certificate of
Good Standing for Inmark from the State of Delaware, dated as of a date not earlier than twenty Business Days prior to the Closing Date and accompanied by a bring-down telegram, if customarily provided by the State of Delaware, dated the Closing Date.

                           (d)      Consents and Approvals.  All necessary
consents and approvals of third parties or Governmental Authorities required to be obtained by Inmark to permit Inmark to perform this Agreement.

                           (e)      Bring-Down Certificate.  A certificate dated
as of the Closing Date, executed by Inmark, to the effect that each representation and warranty made by Inmark in this Agreement is true and correct on and as of the Closing Date, with the same effect as though each such representation or warranty had been made or given on and as of such date and that Inmark has performed and complied with all of the terms, covenants and conditions set forth herein that are to be performed or complied with by it before or as of the Closing Date.

                           (f)      Legal Opinion. The legal opinion of Kronish,
Lieb, Weiner & Hellman LLP, Inmark's counsel, addressed to Seller and the Shareholders and dated the Closing Date, substantially in the form attached as
Exhibit I.

                           (g)      Escrow Agreement.  The Escrow Agreement
executed by Inmark and the Escrow Agent.


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



                           (h)      Miscellaneous.  Such other documents,
assignments, instruments of conveyance, and certificates of officers as reasonably may be required by Seller and the Shareholders to consummate this Agreement and the transactions contemplated hereby.

                                    ARTICLE 8

                             TERMINATION AND WAIVER

                  8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                           (a)  by Seller or Purchaser if the Closing shall
not have occurred by March 31, 1998; provided, however, that the right to terminate this Agreement under this Section 8.1(a) shall not be available to (i) Seller if Seller's or any Shareholder's failure to fulfill any obligation or condition under this Agreement to be fulfilled by Seller or the Shareholders shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date, or (ii) Purchaser if Purchaser's or Inmark's failure to fulfill any obligation under this Agreement to be fulfilled by Purchaser or Inmark shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

                           (b)  by Seller or Purchaser in the event that any
Governmental Authority shall have issued an order, decree or ruling or taken any other Action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                           (c)  by Purchaser if, between the date hereof and
the time scheduled for the Closing:  (i) an event or condition

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



occurs that has resulted in or that may be expected to result in a Material Adverse Effect to Seller, (ii) any representation or warranty of Seller or the Shareholders contained in this Agreement shall not have been substantially true and correct when made, (iii) Seller or any Shareholder shall not have complied with any covenant or agreement to be complied with by any of them and contained in this Agreement, (iv) any condition contained in Section 6.1 hereof shall not have been fulfilled, or (v) Seller or any Shareholder makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any of Seller or any Shareholder seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization; or

                           (d)  by Seller if, between the date hereof and the
time scheduled for the Closing: (i) any representation or warranty of Purchaser or Inmark contained in this Agreement shall not have been substantially true and correct when made, (ii) Purchaser or Inmark shall not have complied with any covenant or agreement to be complied with by it and contained in this Agreement,
(iii) any condition contained in Section 6.2 hereof shall not have been fulfilled, or (iv) Purchaser or Inmark makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Purchaser or Inmark or any of their subsidiaries seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization; or

                           (e)  by Seller if the average of the closing bid
and asked price per share of Inmark Common Stock, as reported by

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



Nasdaq and as averaged over the thirty-day period ending two days before the Closing Date, is less than $5.00; or

                           (f)  by the mutual written consent of Seller and
Purchaser.

                  8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement (except for provisions which by their terms survive any such termination) shall forthwith become void and there shall be no liability on the part of any party hereto except that nothing herein shall relieve any party from liability for any breach of this Agreement.

                  8.3 Waiver. Seller may, on behalf of Seller and the Shareholders, (a) extend the time for the performance of any of the obligations or other acts of Purchaser or Inmark, (b) waive any inaccuracies in the representations and warranties of Purchaser or Inmark contained herein or in any document delivered by Purchaser or Inmark pursuant hereto or (c) waive compliance with any of the agreements or conditions of Purchaser or Inmark contained herein. Purchaser may, on behalf of Purchaser and Inmark, (x) extend the time for the performance of any of the obligations or other acts of Seller or the Shareholders, (y) waive any inaccuracies in the representations and warranties of Seller or the Shareholders contained herein or in any document delivered by Seller or the Shareholders pursuant hereto or (z) waive compliance with any of the agreements or conditions of Seller or the Shareholders contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this

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Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.



                                    ARTICLE 9

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

                  9.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements of Seller and the Shareholders in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Purchaser or Inmark. The representations, warranties and agreements of Purchaser and Inmark in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Seller or the Shareholders for a period of two years after the Closing.

                  9.2 Indemnification by Seller and the Shareholders. Seller and the Shareholders, jointly and severally, shall defend, indemnify and hold harmless Purchaser and Inmark, and their respective Affiliates, officers, directors, shareholders, controlling persons, employees, agents, successors and assigns (each, a "Purchaser Indemnitee"), for any loss (including, without limitation, any unfavorable net adjustment to the financial statements of Seller resulting from a breach of representation), liability, claim, damage (including, without limitation, diminution in value) or expense (including, without limitation, the costs of investigation and defense and reasonable attorneys' fees and disbursements) (collectively, "Damages") suffered or incurred by any Purchaser Indemnitee arising from or in connection with (a) any breach of any of the representations and warranties of Seller and the Shareholders contained in
Article 3 of this Agreement or in any certificate delivered by

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



any of them pursuant to this Agreement or (b) any failure by Seller or the Shareholders to perform or comply with any of their respective obligations contained in this Agreement; provided, however, that for purposes of this
Section 9.2, no Shareholder shall be a Purchaser Indemnitee; and provided further, that with respect to Damages arising out of a failure after the Closing
(i) by Seller to perform or comply with any of its obligations contained in this Agreement, each Shareholder's liability shall be limited to such Shareholder's pro rata share (based upon such Shareholders's percentage of stock ownership of Seller immediately prior to the Closing) of the Escrow Fund (as defined in the Escrow Agreement) as the same at such time may be constituted or (ii) by any Shareholder to perform or comply with any of its obligations contained in this Agreement, only such Shareholder shall be liable for Damages under this Section
9.2 and, in such event, such Shareholder's liability shall be limited to its pro rata share (based upon its percentage of stock ownership of Seller immediately prior to the Closing) of the Escrow Fund (as so defined) as the same at such time may be constituted.

                  9.3      Procedure for Certain Indemnification.  (a)
                           -------------------------------------
Promptly after receipt by a Purchaser Indemnitee under Section
9.2 of notice of the commencement of any action by a third party as to which indemnification is or will be sought, such Purchaser Indemnitee shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give prompt notice to the indemnifying party of the commencement thereof, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any Purchaser Indemnitee except to the extent the indemnifying party demonstrates that the defense of such action is materially prejudiced thereby. If any such action shall be brought against a Purchaser Indemnitee, it shall give notice to the indemnifying party of the commencement thereof within five days of the receipt of such notice and the

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



indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume, at its expense, the defense thereof (utilizing counsel satisfactory to the Purchaser Indemnitee), in which case the indemnifying party shall not be liable to such Purchaser Indemnitee under such Section for any fees of other counsel or any other expenses, in each case subsequently incurred by such Purchaser Indemnitee in connection with the defense thereof. If notice is given to an indemnifying party of the commencement of any action and it does not, within five days after the Purchaser Indemnitee's notice is given, give notice to the Purchaser Indemnitee of its election to assume the defense thereof, the Purchaser Indemnitee shall be entitled to select counsel of its own choice and the indemnifying party shall pay the reasonable fees and expenses of one counsel in each relevant jurisdiction. An indemnifying party shall not be responsible for any settlement or compromise of any action, claim or proceeding effected without its consent (which consent shall not be unreasonably withheld).

                  9.4 Limitation on Liability. The Purchaser Indemnitees shall not be entitled to indemnification pursuant to this Article 9 for Damages suffered or incurred by the Purchaser Indemnitees unless Damages aggregate at least $50,000 (the "Basket Amount"). In the event that Damages exceed the Basket Amount, Seller and the Shareholders shall be precluded from asserting that any such Damages are immaterial or not adverse to the Purchaser Indemnitees. If Damages aggregate more than the Basket Amount, Seller and the Shareholders shall be liable for the entire amount of such Damages including the initial Basket Amount; provided, however, that Seller and the Shareholders shall have no personal liability for any Damages. Any liability for Damages hereunder shall be limited to the amounts which Purchaser or Inmark may receive pursuant to the Escrow Agreement.


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                  9.5 Offset. In addition to any other rights which Purchaser or
Inmark may have under this Agreement, Inmark shall be entitled to offset against the Subordinated Notes, in the order of maturity of each installment, all amounts due under this Article 9.


                                   ARTICLE 10

                         COVENANTS SUBSEQUENT TO CLOSING

                  10.1 Further Assurances. Seller and the Shareholders jointly and severally agree, without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as Purchaser may reasonably request in order to put Purchaser in possession of, and to vest in Purchaser, good and valid title to the Purchased Assets free and clear of any Encumbrances in accordance with this Agreement and to consummate the transactions contemplated by this Agreement.

                  10.2 Change of Name. Simultaneously with the Closing, Seller will take all actions necessary to change its name to a name unrelated and not confusing with "Optimum Group, Inc." and shall provide thereafter to Purchaser copies of duly executed documents effecting the change in such name. From and after the Closing Date, and other than in connection with the preparation and filing of tax returns and amendments, Seller shall discontinue all further use, directly or indirectly, of the name "Optimum Group, Inc." or any variation thereof, and of any trademark, trade name, service mark or name, or logo used by Seller or any word or logo that is similar in sound or appearance.

                  10.3 Records. In order to facilitate the resolution of any claims made by or against or incurred by Seller or for any other reasonable purpose, for a period of six (6) years after the

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Closing, Purchaser (i) shall use its good faith efforts to retain the books and records of Seller for periods prior to the Closing and which have been delivered to Purchaser, unless specifically authorized by Seller to the contrary, and (ii) upon reasonable notice, shall afford the officers, employees and authorized agents and representatives of Seller reasonable access (including the right to make, at Seller's expense, photocopies), during normal business hours, to such books and records.

                  10.4 Tax Reporting. The parties hereby agree to adopt the alternative procedure provided in Section 5 of Revenue Procedure 96-60 for preparing and filing all payroll and employment tax returns for the employees of Seller that are engaged by Purchaser, pursuant to which Purchaser will assume Seller's obligation to furnish Forms W-2 to the employees of Seller who will continue their employment in the Business with Purchaser. Seller and Purchaser will each perform the duties imposed on them as predecessor and successor, respectively, in such Section 5, and Seller will furnish all relevant information with respect to such employees. The failure or refusal of Seller to timely furnish complete and accurate information with respect to any such employee shall be deemed an assumption by Seller to comply with the standard procedure provided in Section 4 of Revenue Procedure 96-60 for preparing and filing all payroll and employment tax returns for the employees of Seller.

                  10.5     Employee Benefit Plans.

                           (a)      Continuation of Plans.  On and after the
Closing Date, Seller shall continue to process and pay (or cause to be processed and paid) in an expeditious manner and with respect to all current and former employees of Seller performing, or having performed, services related to the Business (the "Employees") (and, to the extent applicable, their spouses, dependents and beneficiaries) the following obligations:


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                           (i) all claims under such "employee benefit plans"
                  (as defined under Section 3(3) of ERISA) maintained by Seller that provide health and medical, or other welfare benefits submitted for covered expenses with respect to occurrences commencing on or prior to the Closing Date, including, but not limited to, (A) covered hospital benefits for any confinements that commenced on or before the Closing Date, including any covered charges of health care professionals' relating to such confinements, and (B) any other covered medical or health expenses incurred on or before the Closing Date;

                           (ii) short-term and long-term disability benefits, if
                  any, for disabilities that commenced on or before the Closing Date for the period that each of such affected individuals remain disabled;

                           (iii) life and survivor income benefits, if
                  any, for deaths which occur on or prior to the Closing
                  Date;

                           (iv) workers' compensation benefits for disabilities
                  resulting from a work-related accident which occurred on or prior to the Closing Date;

                           (v) all benefits that are being, or that may be, paid
                  to, or with respect to, any Employees who are on short or long-term disability, or medical, personal or other leaves of absence as of the Closing Date (or who go on short or long-term disability, or medical, personal or other leave of absence after the Closing Date as a result of any injury, illness or other factor occurring on or prior to the Closing
                  Date) pursuant to the terms of such employee benefit plans as in effect immediately prior to such date (including any subsequent benefit increases);

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                           (vi) benefits under any "spending account," or
                  similar arrangement, under any "cafeteria plan" (as defined under Section 125 of the Code), regardless of whether such benefits accrue before, on or after the Closing Date; and

                           (vii) benefits under all other such employee benefit
                  plans which accrue on or before the Closing Date.

                           (b)      Continuation of Coverage.  Seller (or any
plan maintained by Seller) shall provide continued health and medical coverage as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable federal, state or local law or ordinance to all employees (and independent contractors) of Seller (and their spouses, dependents and beneficiaries) with respect to whom a "qualifying event" (as such term is defined under Sections 4980B(f)(3) of the Code or 603 of ERISA) or other triggering event described under the applicable federal, state or local laws or ordinances occurred on or before the Closing Date.

                  10.6 Non-Competition; Trade Secrets. Seller and the Shareholders agree as follows effective on and after the Closing
Date:

                           (a)      All research, advertising, sales,
manufacturers and other materials or articles or information, including, without limitation, data processing reports, customer sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to Seller or any Shareholder by Purchaser or Inmark or any of their Affiliates are and shall remain the sole and confidential property of Purchaser, Inmark and their Affiliates; provided, however, that the foregoing shall not apply to any material in the public domain other than by reason of a breach of this Section 10.6. If Purchaser or Inmark or any of their Affiliates requests the

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return of such materials at any time, Seller and the Shareholders shall immediately deliver the same to Purchaser or Inmark or their Affiliate, as the case may be.

                           (b)      For a period of five years after the Closing
Date, neither Seller nor any Shareholder shall, directly or indirectly, through its respective agents, employees or otherwise, or as a principal, partner, stockholder, agent, director, officer, employee, consultant or in any other capacity, shall engage in (as a principal, partner, stockholder, agent, director, officer, employee, consultant or otherwise) or be financially interested in any business activities which are the same as, similar to or in competition with, the business activities carried on by Purchaser or Inmark, or any of their Affiliates, or being definitely planned by Purchaser or Inmark, or any of their Affiliates, or at any time during such period induce or attempt to influence any employee of Purchaser or Inmark, or any of their Affiliates, to terminate his employment with Purchaser or Inmark, or any of their Affiliates.

                           (c)      Neither Seller nor any Shareholder shall use
for its or his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any Person other than Purchaser, Inmark or their Affiliates, any material referred to in Section 10.6(a) or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by Purchaser, Inmark or any of their Affiliates, or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of Purchaser, Inmark or any of their Affiliates, made known to Seller or any Shareholder or learned or acquired by any Shareholder while in the employ of Purchaser, Inmark or any of their Affiliates.


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                           (d)      Seller and the Shareholders acknowledge that
the restrictions contained in this Section 10.6, in view of the nature of the business in which Purchaser and Inmark are engaged, are reasonable and necessary in order to protect the legitimate interests of Purchaser, Inmark and their Affiliates, and that any violation thereof would result in irreparable injuries to Purchaser and Inmark, and Seller and the Shareholders therefore acknowledge that, in the event of their violation of any of these restrictions, Purchaser and/or Inmark shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief (without establishing the likelihood of irreparable injury or posting bond or other security). In the event of such violation, Purchaser and/or Inmark shall also be entitled to receive damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Purchaser or Inmark may be entitled.

                           (e)      If the period of time or the scope of
activity restricted in Section 10.6(b) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months and/or the scope of restricted activity shall be modified so that such restrictions may be enforced as is adjudged to be reasonable. If Seller or any Shareholder violates any of the restrictions contained in Section 10.6(b), the restrictive period shall not run in favor of Seller and the Shareholders from the time of the commencement of any such violation until such time as such violation shall be cured by Seller and the Shareholders to the satisfaction of Purchaser and Inmark.

                  10.7 Gains, Transfer and Sales Taxes. Seller and the Shareholders shall pay all transfer, sales, gains and similar taxes and fees payable in connection with the sale of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement, and shall indemnify and hold harmless Purchaser and Inmark from and against any liability with

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respect to such taxes (including any penalties, interest and professional fees).
Seller, the Shareholders, Purchaser and Inmark shall cooperate in the preparation and filing of any required returns with respect to such taxes.

                  10.8 Benefit Plans and Severance Payments. Seller will reimburse Purchaser for any costs associated with the termination of the Plans as of the Closing Date.

                  10.9 Board Representation. (a) Immediately following the Closing, Inmark's by-laws shall be amended to increase the size of the board of directors by one board member and the Purchaser's existing board of directors shall adopt a resolution filling such vacancy with Lachenman. In connection with the election of directors at the first Annual Meeting of the Stockholders of Inmark following the Closing, the existing board of directors of Inmark shall nominate Lachenman as a nominee of management.

                           (b)  Immediately following the Closing,
Purchaser's Code of Regulations shall be amended to increase the size of Purchaser's board of directors by four board members and the Purchaser's existing board of directors shall adopt a resolution filling such vacancies with Lachenman, James H. Ferguson, Michael J. Halloran and Thomas S. Wessling.

                           (c)  Immediately following the Closing, Inmark
shall cause the by-laws of Inmark Services, Inc., a wholly-owned subsidiary of Inmark, to be amended to increase the size of ISI's board of directors by three board members and shall cause ISI's existing board of directors to adopt a resolution filling such vacancies with James H. Ferguson, Michael J. Halloran and Thomas S. Wessling.

                  10.10 Vertical Network Systems, Inc. (a) Subject to the rights of first refusal granted to Vertical Network Systems, Inc., an Ohio corporation ("VNS"), Christopher A. Cartheuser

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("Cartheuser") and James H. Rombke ("Rombke") in that certain Share Restriction
Agreement, dated May 12, 1997, by and among VNS, Cartheuser, Rombke and Lachenman, Purchaser and Inmark shall have the option, exercisable between the Closing Date and the date that is six months after the Closing Date (the "Option Period"), to purchase all of Lachenman's right, title and interest in VNS (the "VNS Interest"). The purchase price for the VNS Interest shall be equal to the amount Lachenman paid to acquire the VNS Interest, which Lachenman represents and warrants to be $125,000. During the Option Period, Lachenman shall not sell, assign, pledge, mortgage or otherwise transfer the VNS Interest to any party other than Purchaser or Inmark.

                           (b)  In the event Purchaser or Inmark wishes to
purchase the VNS Interest, Purchaser or Inmark, as the case may be, shall notify Lachenman (the "Exercise Notice"). Upon receipt of the Exercise Notice, Lachenman shall use his best efforts (i) to obtain promptly any third party consents, in form reasonably satisfactory to Purchaser or Inmark, as the case may be, required to permit Purchaser's or Inmark's, as the case may be, purchase of the VNS Interest and (ii) to consummate as expeditiously as possible such purchase and sale. In connection with such purchase and sale of the VNS Interest, Lachenman shall execute such documentation as Purchaser or Inmark, as the case may be, reasonably requests.

                  10.11 Parking Lot Lease. As long as Purchaser shall occupy the premises located at 9745 Mangham Drive, Cincinnati, Ohio 45215-2350, (a) Lachenman shall exercise all of Lachenman's rights with respect to use and occupancy under the Parking Lot Lease as instructed by, and for the benefit of, Purchaser, and (b) Lachenman shall not terminate, amend or otherwise modify the Parking Lot Lease or surrender the premises leased by Lachenman pursuant to the Parking Lot Lease, without Purchaser's prior written consent.

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                                   ARTICLE 11

                               INMARK COMMON STOCK

                  11.1 Representations and Warranties of Seller and the Shareholders.

                           (a) Seller and the Shareholders represent and
warrant to Purchaser and Inmark that Seller and the Shareholders understand that the Inmark Shares have not been registered for sale under any federal or state securities laws and that Inmark Common Stock is being or will be offered and sold to Seller pursuant to the exemption from registration provided for under
Section 4(2) of the Securities Act, and Seller is acquiring the Inmark Shares for Seller's own account for investment and without any view to any distribution thereof; that the representations and warranties set forth in this Section 11.1(a) are given with the intention that Purchaser and Inmark rely on them for purposes of claiming such exemption; and that Seller and the Shareholders understand that Seller must bear the economic risk of Seller's investment in the Inmark Shares for an indefinite period of time as the Inmark Shares cannot be sold unless subsequently registered under such laws or unless an exemption from such registration is available.

                           (b)  Seller and the Shareholders agree that the
Inmark Shares will not be sold or otherwise transferred for value unless (i) a registration statement with respect thereto has become effective under the Securities Act, or (ii) there is presented to Inmark an opinion of counsel satisfactory to Inmark that such registration is not required, and Seller and the Shareholders consent that any transfer agent of Inmark may be instructed not to transfer any Inmark Shares unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate or instrument representing the Inmark Shares an appropriate

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legend calling attention to the foregoing restrictions on
transferability of such shares.

                           (c)  Seller and the Shareholders represent and
warrant to Purchaser and Inmark that Seller is aware of Inmark's business affairs and financial condition and has acquired sufficient information about Inmark to reach an informed and knowledgeable decision to acquire the Inmark Shares hereunder. Seller and the Shareholders further represent and warrant that Seller and the Shareholders have discussed Inmark and its plans, operations and financial condition with Inmark's officers, have received all such information as it deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Inmark Shares and has received satisfactory and complete information concerning the business and financial condition of Inmark in response to all inquiries in respect thereof.

                  11.2  Registration under the Securities Act of 1933.

                    (a) Registration Rights. Seller shall have the following demand and piggyback registration rights (other than in connection with a merger or acquisition registered on Form S-4, or similar special purpose form, or with an employee benefit plan or similar plan registered on Form S-8, or similar special purpose form, or any dividend reinvestment plan):

                           (i)     Seller and Seller's designees shall have
the right on one occasion to demand that Inmark file expeditiously a registration statement under the Securities Act covering not less than 50% of the Inmark Shares provided that such Inmark Shares are then beneficially owned by Seller and/or Seller's designees. Such demand may be made at any time after the first anniversary of the Closing Date but in no event later than the third anniversary of the Closing Date. If the registration is delayed by Inmark, the period when such demand may be made shall be extended for a period of time equal to the

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length of the delay in registering such securities. The registration shall be an underwritten offering conducted by an underwriter reasonably satisfactory to Seller and Inmark, provided that an investment banking firm designated by Inmark shall be given a right of first refusal for thirty (30) days to be the underwriter for such offering and shall be deemed to be satisfactory to both Seller and Inmark. Inmark shall bear all expenses attendant to registering such securities (other than the cost of counsel to selling stockholders and underwriting discounts and commissions), except as prohibited by applicable state securities laws.

                           (ii) If Inmark shall intend to file a
registration statement, then Seller and Seller's designees shall have the right on no more than two occasions during the period from the first anniversary of the Closing Date through the third anniversary of the Closing Date, to piggyback the Inmark Shares in such registration statement, provided that after Inmark delivers written notice by registered mail of its intention to file a registration statement under the Securities Act, Seller and Seller's designees must respond affirmatively within twenty (20) business days after delivery of such notice. In connection with this piggyback registration right, Inmark shall bear all expenses attendant to registering such securities (other than the cost of counsel to selling stockholders and underwriting discounts and commissions), except as prohibited by state securities laws. If, in the sole judgment of the managing underwriter of any public offering by Inmark, the amount of securities to be registered pursuant to the aforementioned piggyback rights shall be determined to be, in the aggregate, an amount which would adversely affect the success of Inmark's registration of its securities for its own account, then securities of Seller and Seller's designees shall be excluded from the offering to the extent recommended by the managing underwriter in its sole judgment.


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                    (b) Inmark's Obligations in Registration. If and whenever
Inmark is required by the provisions of this Section 11.2 to effect the registration of the Inmark Shares under the Securities Act, Inmark shall:

                           (i)       Prepare and file with the Commission a
registration statement with respect to all outstanding Inmark Shares to be included in the registration statement and cause such registration statement to become effective and file such amendments necessary to maintain the effectiveness of the registration statement for a period of not less than one
(1) year, except that Inmark shall not be required to keep such registration statement effective, or to prepare or file any amendments or supplements thereto, after the period of distribution of the registered securities has been completed;

                           (ii)      Furnish to Seller and Seller's designees
such numbers of copies of the preliminary prospectus included in such registration statement and the prospectus included in such registration statement at the time it is ordered effective by the Commission as such holders may reasonably request in order to facilitate the disposition of the registered securities;

                           (iii)  Use reasonable efforts to register or
qualify the Inmark Shares covered by such registration statement under such other state securities laws of such jurisdictions as Seller and Seller's designees shall reasonably request, provided, however, that Inmark will not be required to: (A) qualify generally to do business in any jurisdiction where it would not be required to do so but for this clause (iii); (B) subject itself to taxation in such jurisdiction; (C) consent to general service of process; (D) register in any state requiring, as a condition to registration, the escrow or surrender of any Company securities held by any security holder; and (E) incur expenses exceeding $10,000 in the aggregate, in connection with such registration or qualification; and


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                           (iv)   Notify Seller and Seller's designees, at
any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to Seller and Seller's designees a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing, provided that no such supplement or amendment need be filed after distribution of the registered securities has been completed.

                    (c) Information From Seller and Seller's Designees. Notices and requests delivered by Seller and Seller's designees to Purchaser pursuant to this Section 11.2 shall contain such information regarding the Inmark Shares and the intended method of disposition of the Inmark Shares and such other information regarding Seller and Seller's designees as shall reasonably be required by counsel to Inmark in order to appropriately disclose matters pertaining to Seller and Seller's designees in the registration statement.

                    (d) Indemnification by Purchaser and Inmark. In the event of any registration under the Securities Act of any Inmark Shares pursuant to this
Section 11.2, Purchaser and Inmark hereby jointly and severally agree to indemnify and hold harmless Seller and Seller's designees and each other person, if any, who controls Seller within the meaning of the Securities Act and each other person (including underwriters) who participates in the

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offering of the Inmark Shares, against any losses, claims, damages or liabilities, joint or several, to which Seller, Seller's designees or such controlling person or participating person may become subject under the Securities Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Inmark Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Seller, Seller's designees and each such controlling person or participating person for any legal or any other expenses reasonably incurred by Seller, Seller's designees or such controlling person or participating person in connection with investigating or defending any such loss, damage, liability or proceeding; provided, however, that neither Purchaser nor Inmark will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to Purchaser or Inmark by Seller, Seller's designees or such controlling or participating person, as the case may be, specifically for use in the preparation thereof.

                    (e)      Indemnification by Seller and Seller's
Designees. It shall be a condition of Purchaser's obligation under this Section
11.2 to cause Inmark to effect any registration under the Securities Act that there shall have been delivered to Purchaser and Inmark an agreement or agreements duly executed by Seller and Seller's designees and satisfactory to

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Inmark and Purchaser, whereby Seller and Seller's designees agree to indemnify and hold harmless Purchaser, Inmark, each other person referred to in subparts
(1), (2), (3) and (5) of Section 11(a) of the Securities Act in respect of such registration statement and each other person, if any, which controls Inmark within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Purchaser or Inmark may become subject under the Securities Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Inmark Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to Purchaser or Inmark by Seller or Seller's designees for use in the preparation thereof.

                  11.3 Inmark Shares Lock-Up Agreement. Notwithstanding anything to the contrary contained herein, and subject to the provisions of the Escrow Agreement, (a) no Shareholder shall transfer or sell any Inmark Shares until the second anniversary of the Closing Date, (b) following the second anniversary of the Closing Date, Thomas E. Lachenman may transfer or sell any or all of his Inmark Shares, (c) no Shareholder other than Lachenman shall transfer or sell more than a total of two-thirds of such Shareholder's Inmark Shares prior to the third anniversary of the Closing Date, unless such sales or transfers are made by will or the applicable laws of intestacy. For purposes of this Section 11.3, the term "Inmark Shares" shall be deemed to include any

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shares of Inmark issued in stock splits of, or as stock dividends on, the Inmark Shares.

                                   ARTICLE 12

                               GENERAL PROVISIONS

                  12.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid (i) by Seller with respect to all such costs and expenses incurred by Seller and the Shareholders (except for the fees of the certified public accountants for preparation of Audited Financial Statements in accordance with
Section 5.5, which shall be shared equally by Seller and Inmark) and by Purchaser and Inmark with respect to all such costs and expenses incurred by Purchaser and Inmark, if the Closing does not occur, and (ii) by Purchaser with respect to all such costs incurred by Seller, the Shareholders, Purchaser and Inmark if the Closing occurs.

                  12.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.2):


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                  (a)      if to Seller:

                  Optimum Group, Inc.
                  9745 Mangham Drive
                  Cincinnati, Ohio 45215-2350
                  Telecopy:   (513) 577-7081
                  Attention:  Thomas F. Lachenman

                  with a copy to:

                  Wood & Lamping
                  2500 Cincinnati Commerce Center
                  600 Vine Street
                  Cincinnati, Ohio 45202
                  Telecopy:   (513) 651-6087
                  Attention:  James B. Harrison, Esq.

                  (b)      if to any Shareholder, to the attention of such
Shareholder:

                  c/o Optimum Group, Inc.
                  9745 Mangham Drive
                  Cincinnati, Ohio 45215-2350
                  Telecopy:   (513) 577-7081

                  with a copy to:

                  Wood & Lamping
                  2500 Cincinnati Commerce Center
                  600 Vine Street
                  Cincinnati, Ohio 45202
                  Telecopy:   (513) 651-6087
                  Attention:  James B. Harrison, Esq.



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                  (c)      if to Purchaser:

                  OG Acquisition Corp.
                  c/o Inmark Enterprises, Inc.
                  One Plaza Road
                  Greenvale, New York 11548
                  Telecopy:  (516) 625-3573
                  Attention:  Donald A. Bernard

                  with a copy to:

                  Kronish, Lieb, Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Telecopy:  (212) 479-6275
                  Attention:  Joseph S. Hellman, Esq.

                  (d)      if to Inmark:

                  Inmark Enterprises, Inc.
                  One Plaza Road
                  Greenvale, New York 11548
                  Telecopy:  (516) 625-3573
                  Attention:  John P. Benfield

                  with a copy to:

                  Kronish, Lieb, Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Telecopy:  (212) 479-6275
                  Attention:  Joseph S. Hellman, Esq.

                  12.3 Public Announcements. Except as required by law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate

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with any news media without the prior written consent of the other party. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  12.4 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  12.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  12.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among Seller, the Shareholders, Purchaser and Inmark with respect to the subject matter hereof and thereof except for that certain Joint Confidentiality Agreement, dated as of March 17, 1997, by and between Seller and Purchaser, which shall continue in full force and effect in accordance with its terms after the Closing under this Agreement.

                  12.7 Assignment. Seller shall not assign this Agreement by operation of law or otherwise without the express written consent of Purchaser and Inmark. No Shareholder shall

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assign this Agreement without the express written consent of Purchaser and
Inmark except by operation of law. Any consent required by this Section 12.7 may be granted or withheld in the sole discretion of Purchaser or Inmark.

                  12.8 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  12.9 Amendment or Termination. No agreement shall be effective to change, modify, waive, release, amend, terminate, discharge or effect an abandonment of this Agreement, in whole or in part, unless such agreement is in writing, refers expressly to this Agreement and is signed by the party against whom enforcement of the change, modification, waiver, release, amendment, termination, discharge or effectuation of the abandonment is sought.

                  12.10 Remedies. (a) Except as herein specifically provided, any controversy, claim or dispute arising out of or relating to this Agreement or any Related Document, or the breach, termination, enforceability or validity hereof or thereof, including without limitation the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration before three arbitrators. The arbitration shall be governed by the Federal Arbitration Act and administered by the American Arbitration Association under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who (i) are on the AAA's Large, Complex Case Panel or the CPR Foundation Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR panels, and (ii) who have practiced law for at least

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



15 years as an attorney specializing in either general commercial litigation or general corporate and commercial matters. Judgment upon the award rendered may be entered in any court having jurisdiction.

                  (b) Notwithstanding the foregoing, the parties agree that due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non- breaching party in the event of a breach of any part of this Agreement. Accordingly, the parties agree that the non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this Agreement or other equitable remedies to enforce this Agreement (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this Agreement the defense that there exists an adequate remedy at law.

                  12.11 Governing Law. The validity and construction of this Agreement and the Related Documents referred to herein shall be governed by the internal laws (and not the principles of conflict of laws) of the state of New York.



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



                  12.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                                 OPTIMUM GROUP, INC.


                                                 By: /s/ Thomas E. Lachenman
                                                 Thomas E. Lachenman
                                                        President



                                                 /s/ James H. Ferguson
                                                 James H. Ferguson



                                                 /s/ Michael J. Halloran
                                                 Michael J. Halloran



                                                 /s/ Christina M. Heile
                                                 Christina M. Heile



                                                 /s/ David E. Huddleston
                                                 David E. Huddleston



                                                 /s/ Thomas E. Lachenman
                                                 Thomas E. Lachenman



                                                 /s/ Roderick S. Taylor
                                                 Roderick S. Taylor



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



                                                 /s/ Thomas L. Wessling
                                                 Thomas L. Wessling




                                                 OG ACQUISITION CORP.


                                                 By: /s/ John P. Benfield
                                                 John P. Benfield
                                                        President



                                                 INMARK ENTERPRISES, INC.


                                                 By: /s/ John P. Benfield
                                                        John P. Benfield
                                                        President


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



The following schedules to this Asset Purchase Agreement have been omitted and will be furnish supplementally to the Commission upon request:

2.1(b)                      Assigned Contracts
2.1(c)                      Intellectual Property Owned by Optimum Group,
                            Inc. and Intellectual Property Held Under License
2.1(g)                      List of Assets
2.1(h)                      Safe Deposit Boxes and Off-Site Storage
                            Facilities
2.3                         Liabilities to Be Assumed by OG Acquisition Corp.
3.1                         List of Jurisdictions Where Optimum Group, Inc.
                            is Qualified to Do Business as a Foreign
                            Corporation
3.3                         List of Shareholders of Optimum Group, Inc.
3.4                         Subsidiaries and Affiliates of Optimum Group,
                            Inc.
3.6                         Conflicts
3.7                         Governmental Consents and Approvals
3.8                         Liabilities of Optimum Group, Inc.
3.9                         List of Encumbrances on Assets
3.11                        Inventories
3.12                        New Assets
3.14                        Conduct Not in the Ordinary Course of Business
3.14(x)                     Salaries for 1998
3.15                        Litigation
3.16(a)                     Certain Interests
3.16(b)                     Certain Interests
3.17                        Noncompliance with Law
3.18(a)                     Permits and Licenses
3.18(b)                     Non-Transferable Permits
3.19(a)                     List of Material Contracts
3.19(b)                     Concerning Material Contracts
3.19(c)                     Concerning Material Contracts
3.19(e)                     Concerning Material Contracts
3.20(a)(i)                  Intellectual Property Owned by Optimum Group,
                            Inc.
3.20(a)(ii)                 Intellectual Property Held Under License
3.20(b)                     Encumbrances or Licenses in Owned Intellectual
                            Property
3.21(a)                     Real Property Leased by Optimum Group, Inc.
3.21(b)                     Violations of Law relating to Real Property
3.22(a)                     Tangible Personal Property
3.23                        Exceptions to Seller's Ownership of, Rights to
                            Use and Title to Purchased Assets
3.24                        Customers
3.25                        Suppliers
3.26(a)(i)                  Employee Benefit Plans
3.26(a)(iii)                Section 401(a) Qualified Plans
3.27                        Collective Bargaining Agreements and Other Labor
                            Union Contracts
3.28(a)                     Employees
3.28(b)                     Employment Agreements and Severance Agreements
3.29                        Tax Deficiencies
3.30(a)(i)                  Insurance

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3.30(a)(ii)                 List of Claims Made Under Insurance Policies in
                            Last Five Years
3.30(c)                     Self-Insured Risks
4.4(a)                      Granted Stock Options and Warrants to Purchase
                            Inmark Common Stock as at December 8, 1997
4.7                         Inmark's Customers
4.8                         Exceptions to Conduct of Business in the Ordinary
                            Course
4.9                         Exceptions to Compliance with Laws
4.10                        Tax Deficiencies
4.12                        Litigation
5.7(b)(i)                   Permitted Payments
5.7(b)(xiii)                Permitted Capital Expenditures
5.7(b)(xvi)                 Agreements, Arrangements or Transactions with
                            Officers or Directors
5.7(b)(xvii)                Termination or Modification of Employment
                            Contracts or Arrangements
5.7(b)(xix)                 Permitted Dividends and Distributions Relating to
                            Shares of Capital Stock
6.1(a)(xi)                  Persons Agreeing to Become Purchaser's Employees
6.2(g)                      Required Offers of Employment



                                       110